       1   --Exibit 10.2 ( Revolving Credit + Term Loan )
                                                             Execution Copy
















                     AMENDED AND RESTATED DRALORIC/VBG

                      DM 40,000,000 REVOLVING CREDIT

                                    AND

                     DM 9,506,000 TERM LOAN AGREEMENT

                        DATED AS OF JULY 18, 1994,

                          COMERICA BANK, AS AGENT

             NATIONSBANK OF NORTH CAROLINA, N.A., AS CO-AGENT

                BERLINER HANDELS-UND FRANKFURTER BANK KGAA
                AND SIGNET BANK/MARYLAND, AS LEAD MANAGERS

       2   --Exibit 10.2 ( Revolving Credit + Term Loan )

                             TABLE OF CONTENTS
                             -----------------
                                                                       Page
                                                                       ----

     1.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .  1

          1.1    "Absolute Rate" . . . . . . . . . . . . . . . . . . . .  1
          1.2    "Absolute Rate Bid Advance" . . . . . . . . . . . . . .  1
          1.3    "Absolute Rate Interest Period" . . . . . . . . . . . .  1
          1.4    "Acquisition Loan(s)" . . . . . . . . . . . . . . . . .  1
          1.5    "Advance(s)". . . . . . . . . . . . . . . . . . . . . .  2
          1.6    "Affiliate" . . . . . . . . . . . . . . . . . . . . . .  2
          1.7    "Agent" . . . . . . . . . . . . . . . . . . . . . . . .  2
          1.8    "Agent's Correspondent" . . . . . . . . . . . . . . . .  2
          1.9    "Agent's Fees". . . . . . . . . . . . . . . . . . . . .  2
          1.10   "Alternate Base Rate" . . . . . . . . . . . . . . . . .  2
          1.11   "Alternative Currency". . . . . . . . . . . . . . . . .  2
          1.12   "Applicable Fee Percentage" . . . . . . . . . . . . . .  2
          1.13   "Applicable Interest Rate". . . . . . . . . . . . . . .  2
          1.14   "Applicable Margin" . . . . . . . . . . . . . . . . . .  3
          1.15   "Banks" . . . . . . . . . . . . . . . . . . . . . . . .  3
          1.16   "Bid Acknowledgment". . . . . . . . . . . . . . . . . .  3
          1.17   "Bid Advance" . . . . . . . . . . . . . . . . . . . . .  3
          1.18   "Bid Borrowing Request" . . . . . . . . . . . . . . . .  3
          1.19   "Bid Lender(s)" . . . . . . . . . . . . . . . . . . . .  3
          1.20   "Bid Notes" . . . . . . . . . . . . . . . . . . . . . .  3
          1.21   "Bid Offer" . . . . . . . . . . . . . . . . . . . . . .  3
          1.22   "Bridge Loan" . . . . . . . . . . . . . . . . . . . . .  4
          1.23   "Business Day". . . . . . . . . . . . . . . . . . . . .  4
          1.24   "Commitment Letter" . . . . . . . . . . . . . . . . . .  4
          1.25   "Company" . . . . . . . . . . . . . . . . . . . . . . .  4
          1.26   "Consolidated" and "Consolidating". . . . . . . . . . .  4
          1.27   "conversion" or "converted" . . . . . . . . . . . . . .  4
          1.28   "Deutsche Mark Equivalent". . . . . . . . . . . . . . .  4
          1.29   "Deutsche Mark-based Rate". . . . . . . . . . . . . . .  4
          1.30   "Deutsche Mark Adjusted Rate" . . . . . . . . . . . . .  4
          1.31   "Deutsche Mark Principal Limit" . . . . . . . . . . . .  5
          1.32   "DM-based Advance". . . . . . . . . . . . . . . . . . .  5
          1.33   "DM Bid Advance". . . . . . . . . . . . . . . . . . . .  5
          1.34   "DM Bid Margin" . . . . . . . . . . . . . . . . . . . .  5
          1.35   "DM Interest Period". . . . . . . . . . . . . . . . . .  5
          1.36   "Dollar Amount" . . . . . . . . . . . . . . . . . . . .  6
          1.37   "Dollars" and the sign "$". . . . . . . . . . . . . . .  6
          1.38   "Domestic Guaranty" . . . . . . . . . . . . . . . . . .  6
          1.39   "Draloric". . . . . . . . . . . . . . . . . . . . . . .  6
          1.40   "Eurocurrency Lending Office" . . . . . . . . . . . . .  6
          1.41   "Event of Default". . . . . . . . . . . . . . . . . . .  6
          1.42   "Federal Funds Effective Rate". . . . . . . . . . . . .  6
          1.43   "Fixed Charge Coverage Ratio" . . . . . . . . . . . . .  6
          1.44   "GAAP". . . . . . . . . . . . . . . . . . . . . . . . .  6
          1.45   "Guaranties". . . . . . . . . . . . . . . . . . . . . .  7

       3   --Exibit 10.2 ( Revolving Credit + Term Loan )

                             TABLE OF CONTENTS
                             -----------------
                                (Continued)
                                                                       Page
                                                                       ----

          1.46   "Hazardous Materials" and "Hazardous
                   Materials Laws" . . . . . . . . . . . . . . . . . . .  7
          1.47   "hereof", "hereto", "hereunder" . . . . . . . . . . . .  7
          1.48   "HLT Determination" . . . . . . . . . . . . . . . . . .  7
          1.49   "Indebtedness". . . . . . . . . . . . . . . . . . . . .  7
          1.50   "Interest Period" . . . . . . . . . . . . . . . . . . .  7
          1.51   "Loan Agreements" . . . . . . . . . . . . . . . . . . .  8
          1.52   "Loan Documents". . . . . . . . . . . . . . . . . . . .  8
          1.53   "Majority Banks". . . . . . . . . . . . . . . . . . . .  8
          1.54   "Moody's Rating". . . . . . . . . . . . . . . . . . . .  8
          1.55   "New Banks" . . . . . . . . . . . . . . . . . . . . . .  8
          1.56   "Non-Amortizing Term Loan". . . . . . . . . . . . . . .  8
          1.57   "Notes" . . . . . . . . . . . . . . . . . . . . . . . .  8
          1.58   "Percentage". . . . . . . . . . . . . . . . . . . . . .  8
          1.59   "Permitted Borrowers" . . . . . . . . . . . . . . . . .  8
          1.60   "Permitted Encumbrances". . . . . . . . . . . . . . . .  9
          1.61   "Person". . . . . . . . . . . . . . . . . . . . . . . . 10
          1.62   "Prime Rate". . . . . . . . . . . . . . . . . . . . . . 10
          1.63   "Prime-based Advance" . . . . . . . . . . . . . . . . . 10
          1.64   "Prime-based Rate". . . . . . . . . . . . . . . . . . . 10
          1.65   "Prior Agreements". . . . . . . . . . . . . . . . . . . 10
          1.66   "Prior Banks" . . . . . . . . . . . . . . . . . . . . . 10
          1.67   "Prior DM Loan Agreement" . . . . . . . . . . . . . . . 10
          1.68   "Prior Vishay Loan Agreement" . . . . . . . . . . . . . 10
          1.69   "Rating Level". . . . . . . . . . . . . . . . . . . . . 11
          1.70   "Rating Level 1". . . . . . . . . . . . . . . . . . . . 11
          1.71   "Rating Level 2". . . . . . . . . . . . . . . . . . . . 11
          1.72   "Rating Level 3". . . . . . . . . . . . . . . . . . . . 11
          1.73   "Rating Level 4". . . . . . . . . . . . . . . . . . . . 11
          1.74   "Request for Advance" . . . . . . . . . . . . . . . . . 11
          1.75   "Revolving Credit". . . . . . . . . . . . . . . . . . . 11
          1.76   "Revolving Credit Commitment Fee" . . . . . . . . . . . 11
          1.77   "Revolving Credit Facility Fee" . . . . . . . . . . . . 11
          1.78   "Revolving Credit Maturity Date". . . . . . . . . . . . 11
          1.79   "Revolving Credit Maximum Amount" . . . . . . . . . . . 11
          1.80   "Revolving Credit Notes". . . . . . . . . . . . . . . . 11
          1.81   "Roederstein Loan Agreement". . . . . . . . . . . . . . 11
          1.82   "Roederstein Loan Documents". . . . . . . . . . . . . . 12
          1.83   "S & P Rating". . . . . . . . . . . . . . . . . . . . . 12
          1.84   "Shares", "share capital", "capital stock",
                   "stock" . . . . . . . . . . . . . . . . . . . . . . . 12
          1.85   "Subsidiary(ies)" . . . . . . . . . . . . . . . . . . . 12
          1.86   "Target Company". . . . . . . . . . . . . . . . . . . . 12
          1.87   "Target Company Acquisition". . . . . . . . . . . . . . 12
          1.88   "Target Company Loan Agreement" . . . . . . . . . . . . 12
          1.89   "Target Company Loan Documents" . . . . . . . . . . . . 12

       4   --Exibit 10.2 ( Revolving Credit + Term Loan )

                             TABLE OF CONTENTS
                             -----------------
                                (Continued)
                                                                       Page
                                                                       ----

          1.90   "Term Loan" . . . . . . . . . . . . . . . . . . . . . . 12
          1.91   "Term Loan Maturity Date" . . . . . . . . . . . . . . . 12
          1.92   "Term Loan Rate Request". . . . . . . . . . . . . . . . 13
          1.93   "Term Notes". . . . . . . . . . . . . . . . . . . . . . 13
          1.94   "Vishay". . . . . . . . . . . . . . . . . . . . . . . . 13
          1.95   "Vishay Guaranty" . . . . . . . . . . . . . . . . . . . 13
          1.96   "Vishay Loan Agreement" . . . . . . . . . . . . . . . . 13

     2.   REVOLVING CREDIT; BID ADVANCES . . . . . . . . . . . . . . . . 13

          2.1    Commitment. . . . . . . . . . . . . . . . . . . . . . . 13
          2.2    Accrual of Interest and Maturity. . . . . . . . . . . . 13
          2.3    Requests for and Refundings of Advances.. . . . . . . . 13
          2.4    Disbursement of Advances. . . . . . . . . . . . . . . . 15
          2.5    Bid Advances. . . . . . . . . . . . . . . . . . . . . . 16
          2.6    No Dollar Advance Availability. . . . . . . . . . . . . 23
          2.7    Revolving Credit Facility Fee.. . . . . . . . . . . . . 23
          2.8    Revolving Credit Commitment Fee.. . . . . . . . . . . . 23
          2.9    Optional Reduction or Termination of
                   Revolving Credit Maximum Amount.. . . . . . . . . . . 24
          2.10   Extension of Revolving Credit Maturity
                   Date. . . . . . . . . . . . . . . . . . . . . . . . . 24
          2.11   Revolving Credit as Renewal; Application of
                   Advances. . . . . . . . . . . . . . . . . . . . . . . 25

     3.   TERM LOAN. . . . . . . . . . . . . . . . . . . . . . . . . . . 25

          3.1    Commitment. . . . . . . . . . . . . . . . . . . . . . . 25
          3.2    Repayment of Term Loan. . . . . . . . . . . . . . . . . 25
          3.3    Accrual of Interest.. . . . . . . . . . . . . . . . . . 26
          3.4    Deutsche Mark-Based Interest Payments.. . . . . . . . . 26
          3.5    Term Loan Rate Requests and Refundings. . . . . . . . . 26
          3.6    Prime-based Rate Applicability and Interest
                   Payments. . . . . . . . . . . . . . . . . . . . . . . 27
          3.7    Term Loan as Renewal. . . . . . . . . . . . . . . . . . 27

     4.   INTEREST PAYMENTS AND PERIODS: REVOLVING CREDIT, BID ADVANCES
          AND TERM CREDIT. . . . . . . . . . . . . . . . . . . . . . . . 27

          4.1    Interest Payments.. . . . . . . . . . . . . . . . . . . 27
          4.2    Interest Calculation. . . . . . . . . . . . . . . . . . 28
          4.3    Interest Period Selection.. . . . . . . . . . . . . . . 28
          4.4    Limited Availability. . . . . . . . . . . . . . . . . . 28
          4.5    Unavailability. . . . . . . . . . . . . . . . . . . . . 29
          4.6    Reconversion to Deutsche Mark-based Rate on
                   Re-availability.. . . . . . . . . . . . . . . . . . . 29

       5   --Exibit 10.2 ( Revolving Credit + Term Loan )

                             TABLE OF CONTENTS
                             -----------------
                                (Continued)
                                                                       Page
                                                                       ----

          4.7    Repayment or Reconversion.. . . . . . . . . . . . . . . 29
          4.8    Interest Payments on Conversions and
                   Reconversions.. . . . . . . . . . . . . . . . . . . . 29
          4.9    Interest on Default.. . . . . . . . . . . . . . . . . . 30
          4.10   Prepayment. . . . . . . . . . . . . . . . . . . . . . . 30
          4.11   Special Limitation. . . . . . . . . . . . . . . . . . . 31

     5.   CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS; MARGIN
          ADJUSTMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 31

          5.1    Reimbursement of Prepayment Costs.. . . . . . . . . . . 32
          5.2    Agent's Eurocurrency Lending Office.. . . . . . . . . . 32
          5.3    Availability. . . . . . . . . . . . . . . . . . . . . . 32
          5.4    Laws Affecting Availability.. . . . . . . . . . . . . . 32
          5.5    Increased Cost of Deutsche Marks. . . . . . . . . . . . 33
          5.6    Indemnity.. . . . . . . . . . . . . . . . . . . . . . . 34
          5.7    Judgment Currency.. . . . . . . . . . . . . . . . . . . 34
          5.8    Other Increased Costs.. . . . . . . . . . . . . . . . . 35
          5.9    Margin Adjustments. . . . . . . . . . . . . . . . . . . 35
          5.10   HLT Determination.. . . . . . . . . . . . . . . . . . . 36

     6.   PAYMENTS, RECOVERIES AND COLLECTIONS . . . . . . . . . . . . . 37

          6.1    Payment Procedure.. . . . . . . . . . . . . . . . . . . 37
          6.2    Application of Proceeds.. . . . . . . . . . . . . . . . 39
          6.3    Pro-rata Recovery.. . . . . . . . . . . . . . . . . . . 39
          6.4    Deposits and Accounts.. . . . . . . . . . . . . . . . . 40

     7.   CONDITIONS.. . . . . . . . . . . . . . . . . . . . . . . . . . 40

          7.1    Vishay Loan Agreement.. . . . . . . . . . . . . . . . . 40
          7.2    Vishay's Certificate. . . . . . . . . . . . . . . . . . 40
          7.3    Payment of Agent's and Other Fees.. . . . . . . . . . . 40
          7.4    Other Documents and Instruments.. . . . . . . . . . . . 40
          7.5    Continuing Conditions.. . . . . . . . . . . . . . . . . 40

     8.   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . 41

     9.   AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . 41

     10.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . 41

     11.  DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

          11.1   Events of Default.. . . . . . . . . . . . . . . . . . . 42
          11.2   Exercise of Remedies. . . . . . . . . . . . . . . . . . 44

       6   --Exibit 10.2 ( Revolving Credit + Term Loan )

                             TABLE OF CONTENTS
                             -----------------
                                (Continued)
                                                                       Page
                                                                       ----

          11.3   Rights Cumulative.. . . . . . . . . . . . . . . . . . . 44
          11.4   Waiver by Company of Certain Laws.. . . . . . . . . . . 44
          11.5   Waiver of Defaults. . . . . . . . . . . . . . . . . . . 44
          11.6   Cross-Default.. . . . . . . . . . . . . . . . . . . . . 45

     12.  AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

          12.1   Appointment of Agent. . . . . . . . . . . . . . . . . . 45
          12.2   Deposit Account with Agent. . . . . . . . . . . . . . . 45
          12.3   Exculpatory Provisions. . . . . . . . . . . . . . . . . 46
          12.4   Successor Agents. . . . . . . . . . . . . . . . . . . . 46
          12.5   Loans by Agent. . . . . . . . . . . . . . . . . . . . . 46
          12.6   Credit Decisions. . . . . . . . . . . . . . . . . . . . 47
          12.7   Notices by Agent. . . . . . . . . . . . . . . . . . . . 47
          12.8   Agent's Fees. . . . . . . . . . . . . . . . . . . . . . 47
          12.9   Nature of Agency. . . . . . . . . . . . . . . . . . . . 47
          12.10  Actions; Confirmation of Agent's Authority
                   to Act in Event of Default. . . . . . . . . . . . . . 47
          12.11  Authority of Agent to Enforce Notes and This
                   Agreement.. . . . . . . . . . . . . . . . . . . . . . 48
          12.12  Indemnification.. . . . . . . . . . . . . . . . . . . . 48
          12.13  Knowledge of Default. . . . . . . . . . . . . . . . . . 48
          12.14  Agent's Authorization; Action by Banks. . . . . . . . . 49
          12.15  Enforcement Actions by the Agent. . . . . . . . . . . . 49
          12.16  Co-Agents and Lead Managers.. . . . . . . . . . . . . . 50

     13.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . 50

          13.1   Accounting Principles.. . . . . . . . . . . . . . . . . 50
          13.2   Consent to Jurisdiction.. . . . . . . . . . . . . . . . 50
          13.3   Law of Michigan.. . . . . . . . . . . . . . . . . . . . 50
          13.4   Interest. . . . . . . . . . . . . . . . . . . . . . . . 51
          13.5   Closing Costs; Other Costs and Expenses.. . . . . . . . 51
          13.6   Notices.. . . . . . . . . . . . . . . . . . . . . . . . 51
          13.7   Further Action. . . . . . . . . . . . . . . . . . . . . 52
          13.8   Successors and Assigns. . . . . . . . . . . . . . . . . 52
          13.9   Indulgence. . . . . . . . . . . . . . . . . . . . . . . 52
          13.10  Counterparts. . . . . . . . . . . . . . . . . . . . . . 52
          13.11  Amendment and Waiver. . . . . . . . . . . . . . . . . . 52
          13.12  Taxes and Fees. . . . . . . . . . . . . . . . . . . . . 53
          13.13  Confidentiality.. . . . . . . . . . . . . . . . . . . . 53
          13.14  Withholding Taxes.. . . . . . . . . . . . . . . . . . . 54
          13.15  Effective Upon Execution. . . . . . . . . . . . . . . . 54
          13.16  Severability. . . . . . . . . . . . . . . . . . . . . . 54
          13.17  Table of Contents and Headings. . . . . . . . . . . . . 55
          13.18  Construction of Certain Provisions. . . . . . . . . . . 55

       7   --Exibit 10.2 ( Revolving Credit + Term Loan )

                             TABLE OF CONTENTS
                             -----------------
                                (Continued)
                                                                       Page
                                                                       ----

          13.19  Independence of Covenants.. . . . . . . . . . . . . . . 55
          13.20  Reliance on and Survival of Various
                   Provisions. . . . . . . . . . . . . . . . . . . . . . 55
          13.21  Complete Agreement. . . . . . . . . . . . . . . . . . . 55


EXHIBITS

     Form of Request for Advance . . . . . . . . . . . . . . . . . . . . .A

     Form of Revolving Credit Note . . . . . . . . . . . . . . . . . . . .B

     Form of BID Borrowing Request . . . . . . . . . . . . . . . . . . .C-1

     Form of BID Offer . . . . . . . . . . . . . . . . . . . . . . . . .C-2

     Form of BID Acknowledgment. . . . . . . . . . . . . . . . . . . . .C-3

     Form of BID Note. . . . . . . . . . . . . . . . . . . . . . . . . .C-4

     Form of Term Note . . . . . . . . . . . . . . . . . . . . . . . . . .D

     Form of Term Loan Rate Request. . . . . . . . . . . . . . . . . . . .E

     Percentages . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F

       8   --Exibit 10.2 ( Revolving Credit + Term Loan )

                            LOAN AGREEMENT


     THIS LOAN AGREEMENT ("Agreement") is made as of the 18th day of July, 1994, among Comerica Bank, successor by merger to Manufacturers Bank, N.A., formerly known as Manufacturers National Bank of Detroit, NationsBank of North Carolina, N.A., formerly known as NCNB National Bank of North Carolina, Berliner Handels-und Frankfurter Bank KGaA, Signet Bank/Maryland, formerly known as Union Trust Company of Maryland, CoreStates Bank, N.A., formerly known as and continuing to do business under the name of The Philadelphia National Bank, Bank Hapoalim, B.M., ABN AMRO Bank N.V. New York Branch, Credit Lyonnais New York Branch, Meridian Bank, Bank Leumi le-Israel, B.M. and Credit Suisse (individually, "Bank", and collectively "Banks"), Comerica Bank, as agent for the Banks (in such capacity, "Agent") and Vishay Beteiligungs GmbH, a German corporation ("Company").

     RECITALS:

     A. In connection with the execution and delivery of the Vishay Loan Agreement (as defined below), Company has requested that the Banks and Agent amend and renew revolving and term credit previously extended to Company pursuant to the Prior DM Loan Agreement (as defined below), all on the terms set forth herein.

     B. Pursuant to the Commitment Letter (as defined below), the Banks are prepared to amend, renew and extend such credit as aforesaid on the terms and conditions set forth herein.

     NOW THEREFORE, COMPANY, AGENT AND THE BANKS AGREE:

     1.     DEFINITIONS

     For the purposes of this Agreement the following terms will have the following meanings:

     1.1 "Absolute Rate" shall have the meaning ascribed to such term under Section 2.5(c) hereof.

     1.2 "Absolute Rate Bid Advance" shall mean any Bid Advance bearing interest at an Absolute Rate.

     1.3 "Absolute Rate Interest Period" shall mean, with respect to any Absolute Rate Bid Advance, the period (consisting of a whole number of days) commencing on (and including) the date such Bid Advance is made, and ending not less than seven (7) days and not more than thirty (30) days thereafter (but in no event later than the Revolving Credit Maturity Date), as selected by the Company in its Bid Borrowing Request.

     1.4    "Acquisition Loan(s)" shall mean the Non-amortizing
Term Loan and the Bridge Loan.

       9   --Exibit 10.2 ( Revolving Credit + Term Loan )

     1.5 "Advance(s)" shall mean, as the context may indicate, a borrowing requested by Company and made by Banks under Section 2.1, or Section 3.1 of this Agreement, including without limitation any refunding or conversions of such borrowing under Section 2.3 or
Section 3.5 hereof, or a borrowing requested by Company and made by a Bank or Banks under Section 2.5 of this Agreement, and shall include, as applicable, an Absolute Rate Bid Advance, a DM-based Advance and a Prime-based Advance.

     1.6 "Affiliate" shall mean, with respect to any Person, any other Person or group acting in concert in respect of the Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     1.7 "Agent" shall mean Comerica Bank, a Michigan banking corporation, successor by merger to Manufacturers Bank, N.A. or any successor appointed in accordance with Section 12.4 hereof.

     1.8 "Agent's Correspondent" shall mean, so long as the Revolving Credit and/or Term Loan is denominated in Deutsche Marks, Chemical Bank Frankfurt, or such other bank or banks as Agent may from time to time designate by written notice to Company and the Banks.

     1.9 "Agent's Fees" shall mean those fees and expenses required to be paid by Company to Agent under Section 12.8 hereof.

     1.10 "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one-half percent (1/2%).

     1.11 "Alternative Currency" shall have the meaning given it in the Vishay Loan Agreement.

     1.12 "Applicable Fee Percentage" shall mean, as of any date of determination thereof, the applicable percentage used to calculate the fees due and payable hereunder, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 14.

     1.13   "Applicable Interest Rate" shall mean:

            (a)     for all periods during which the Revolving
     Credit, Bid Advances and/or the Term Loan, as applicable, are

       10  --Exibit 10.2 ( Revolving Credit + Term Loan )

     denominated in Deutsche Marks hereunder, the Deutsche Mark-based Rate; and

            (b)     if the Revolving Credit, Bid Advances and/or
     Term Loan, as applicable, have been converted to Dollars pursuant to Section 4.5, hereof, and so long as such Indebtedness is denominated in Dollars hereunder, the Prime-based Rate.

     1.14 "Applicable Margin" shall mean, as of any date of determination thereof, (i) with respect to the Revolving Credit and the Term Loan, the applicable interest rate margin, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 14, and (ii) with respect to DM Bid Advances, the DM Bid Margin.

     1.15 "Banks" shall mean Comerica Bank, successor by merger to Manufacturers Bank, N.A., formerly known as Manufacturers National Bank of Detroit ("Comerica"), NationsBank of North Carolina, N.A., formerly known as NCNB National Bank of North Carolina ("NationsBank"), Berliner Handels-und Frankfurter Bank KGaA ("BHF"), Signet Bank/Maryland, formerly known as Union Trust Company of Maryland ("Signet"), CoreStates Bank, N.A., formerly known as and continuing to do business under the name of Philadelphia National Bank, Bank Hapoalim, B.M., ABN AMRO Bank N.V. New York Branch, Credit Lyonnais New York Branch ("Credit Lyonnais"), Meridian Bank, Bank Leumi le-Israel, B.M. and Credit Suisse, and any assignee which becomes a Bank pursuant to Section
13.8 hereof.

     1.16 "Bid Acknowledgment" shall have the meaning ascribed to such term in Section 2.5(e) hereof.

     1.17 "Bid Advance" shall mean any Advance under Section 2.5 hereof, and shall include an Absolute Rate Bid Advance and a DM Bid Advance.

     1.18 "Bid Borrowing Request" shall have the meaning ascribed to such term in Section 2.5(b) hereof.

     1.19 "Bid Lender(s)" shall mean each of the Banks, other than any Bank which notifies Company and Agent in writing (so long as it has no Bid Offer outstanding) that it does not wish to fund a Bid Advance under Section 2.5 hereof.

     1.20 "Bid Notes" shall have the meaning ascribed to such term in Section 2.5(g) hereof.

     1.21 "Bid Offer" shall mean an offer by a Bid Lender to make a Bid Advance in accordance with Section 2.5(c) hereof.

       11  --Exibit 10.2 ( Revolving Credit + Term Loan )

     1.22 "Bridge Loan" shall mean the bridge loan in an aggregate amount not to exceed One Hundred Million Dollars
($100,000,000) to be advanced by the Banks to Vishay pursuant to the Target Company Loan Agreement.

     1.23 "Business Day" shall mean any day on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, London, Frankfurt am Main (except with respect to any Prime-based Advances) and New York, and if funds are to be paid or made available in an Alternative Currency, on such day in the place where such funds are to be paid or made available.

     1.24 "Commitment Letter" shall mean that certain commitment letter dated June 28, 1994 and issued to Vishay by the Agent, for itself and for and on behalf of the Banks, with respect to the credit to be amended, renewed, increased and/or extended under the terms and conditions of this Agreement, the Vishay Loan Agreement, the Roederstein Loan Agreement and the Target Company Loan Agreement.

     1.25 "Company" shall mean Vishay Beteiligungs GmbH, a German corporation, formerly known as Draloric Electronic GmbH.

     1.26 "Consolidated" and "Consolidating" shall have the meanings set forth in the Vishay Loan Agreement.

     1.27 "conversion" or "converted", as used herein, shall refer, to any and all conversions or reconversions of the Indebtedness hereunder.

     1.28 "Deutsche Mark Equivalent" shall mean the amount of Deutsche Marks which could be purchased with the then outstanding principal amount of Dollars at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Deutsche Marks for Dollars at approximately 11:00 a.m. (Detroit time) two (2) Business Days prior to any reconversion of the Indebtedness from Dollars to Deutsche Marks hereunder.

     1.29 "Deutsche Mark-based Rate" shall mean a per annum interest rate which is the Applicable Margin (subject in each case, if applicable, to adjustment under Section 5.9 hereof), above (or below) the Deutsche Mark Adjusted Rate.

     1.30 "Deutsche Mark Adjusted Rate" shall mean the quotient of:

            (a) the per annum interest rate at which Agent's Eurocurrency Lending Office (or with respect to a Bid Advance, if applicable, the Eurocurrency Lending Office of the Bid Lender funding such Bid Advance) offers deposits in Deutsche Marks to United States regional prime banks in the

       12  --Exibit 10.2 ( Revolving Credit + Term Loan )

     eurocurrency market in amounts comparable to the Indebtedness then outstanding and for a period equal to the relevant Interest Period at approximately 11:00 A.M. Detroit time (or, in the case of a Bid Advance, local time of the applicable Bid Lender) two (2) Business Days prior to the first day of such Interest Period; divided by

            (b) a percentage equal to 100% minus the maximum rate on such date at which Agent (or, in the case of a Bid Advance, the applicable Bid Lender) is required to maintain reserves on "Eurocurrency Liabilities" as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Agent (or, in the case of a Bid Advance, the applicable Bid Lender) is required to maintain reserves against a category of liabilities which includes eurocurrency deposits or includes a category of assets which includes eurocurrency loans, the rate at which such reserves are required to be maintained on such category, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

     1.31   "Deutsche Mark Principal Limit" shall mean:

            (a) with respect to the Revolving Credit and the aggregate outstanding principal amount of Bid Advances at any time, the Revolving Credit Maximum Amount as of the date of any determination thereof; and

            (b) with respect to the Term Loan, Nine Million Five Hundred Six Thousand Deutsche Marks (DM 9,506,000) minus the sum of (i) the amount of any prepayments of principal made on the Term Notes on or prior to the date of any determination thereof, and (ii) the amount of any principal repayments on the Term Notes scheduled to be paid under Section 3.2, hereof, on or prior to the date of any determination thereof.

     1.32 "DM-based Advance" shall mean any Advance (including a DM Bid Advance) bearing interest at the Deutsche Mark-based Rate.

     1.33 "DM Bid Advance" shall mean any Bid Advance bearing interest at the Deutsche Mark-based Rate.

     1.34 "DM Bid Margin" shall have the meaning ascribed to such term in Section 2.5(c) hereof.

     1.35 "DM Interest Period" shall mean an Interest Period of one, two, three or six months (or, with respect to Advances of the Revolving Credit, any lesser or greater number of days agreed to in advance by Company, Agent and the Banks) as selected by Company for a DM-based Advance pursuant to Section 4.3 hereof, or as offered by

       13  --Exibit 10.2 ( Revolving Credit + Term Loan )

a Bid Lender and selected by Company pursuant to Section 2.5 hereof or as selected by Company for a DM-based Advance pursuant to
Section 3.10 hereof.

     1.36 "Dollar Amount" shall mean (i) when the Indebtedness hereunder is being carried in Dollars, the principal amount thereof and (ii) when the Indebtedness hereunder is being carried in Deutsche Marks, the amount of Dollars which is equivalent to the principal amount of such Indebtedness at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for Deutsche Marks at the relevant time, as such Dollar Amount may be adjusted hereunder.

     1.37 "Dollars" and the sign "$" shall mean lawful money of the United States of America.

     1.38 "Domestic Guaranty" shall have the meaning set forth in the Vishay Loan Agreement.

     1.39   "Draloric" shall mean Draloric Electronic, GmbH, a
German corporation, formerly known as Vishay Electronic, GmbH.

     1.40 "Eurocurrency Lending Office" shall mean, as to Agent and each of the Banks, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as its Eurocurrency Lending Office), or at such other office, branch or affiliate of Agent or such Bank as it may hereafter designate as its Eurocurrency Lending Office by notice to Company and Agent.

     1.41 "Event of Default" shall mean any of the Events of Default specified in Sections 11.1 and 11.6 hereof.

     1.42 "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

     1.43 "Fixed Charge Coverage Ratio" shall have the meaning set forth in the Vishay Loan Agreement.

     1.44 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

       14  --Exibit 10.2 ( Revolving Credit + Term Loan )

     1.45 "Guaranties" shall mean the Vishay Guaranty, the Domestic Guaranty, and the Permitted Borrowers Guaranty.

     1.46 "Hazardous Materials" and "Hazardous Materials Laws" shall have the meanings set forth in the Vishay Loan Agreement.

     1.47 "hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

     1.48 "HLT Determination" shall have the meaning set forth in the Vishay Loan Agreement.

     1.49 "Indebtedness" shall mean all indebtedness and liabilities, whether direct or indirect, absolute or contingent, owing by Company or Vishay to the Banks or to the Agent, in any manner and at any time, under this Agreement, the Vishay Loan Agreement, the Roederstein Loan Agreement or the Target Company Loan Agreement (or, in each case, any promissory notes issued thereunder) or the other Loan Documents, whether evidenced by the Notes or Company's revolving credit notes under the Vishay Loan Agreement, or by Company's term notes under the Roederstein Loan Agreement or arising under the Vishay Loan Agreement or the Roederstein Loan Agreement or the Company's execution and delivery of the Permitted Borrowers Guaranty, or otherwise, due or hereafter to become due, now owing or that may hereafter be incurred by the Company to, or acquired by, the Banks or by Agent, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all consolidations, amendments, renewals or extensions of any of the foregoing.

     1.50 "Interest Period" shall mean either an Absolute Rate Interest Period or a DM Interest Period commencing on the day an Absolute Rate Bid Advance or a DM-based Advance, as the case may be, is made, or the effective date of an election of the Absolute Rate under Section 2.5 hereof or the DM-based Rate under Section
2.5 or 4.3 hereof, provided that

            (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that if the next succeeding Business Day falls in another calendar month, the Interest Period shall end on the next preceding Business Day, and when an Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month, and

            (b) no Interest Period shall extend beyond the then effective maturity date of the Note(s) to which such Interest Period is to apply.

       15  --Exibit 10.2 ( Revolving Credit + Term Loan )

     1.51 "Loan Agreements" shall mean this Agreement, the Vishay Loan Agreement, the Roederstein Loan Agreement and the Target
Company Loan Agreement.

     1.52 "Loan Documents" shall mean collectively, the Notes, the Vishay Loan Agreement (with respect to the Company's obligations thereunder) and the Revolving Credit Notes issued by the Company thereunder, the Permitted Borrowers Guaranty (with respect to the Company's obligations thereunder), the Roederstein Loan Documents (with respect to the Company's obligations thereunder) and any other documents, instruments or agreements executed pursuant to or in connection with any such document or this Agreement, the Vishay Loan Agreement, or the Roederstein Loan Agreement, as such documents may be amended from time to time.

     1.53 "Majority Banks" shall mean at any time the Banks holding 66 2/3% of the aggregate principal amount of the Indebtedness then outstanding under this Agreement and the other Loan Documents (excluding any Bid Notes issued under this Agreement or the Vishay Loan Agreement except upon the occurrence and during the continuance of an Event of Default, provided that the Indebtedness under any such Bid Notes shall not be included for purposes of Section 11.2(w) hereof) or, if no Indebtedness is then outstanding, the Banks holding 66 2/3% of the Percentages.

     1.54   "Moody's Rating" shall mean the rating by Moody's
Investors Services, Inc. (or any successor thereto) of Company's long-term, senior unsecured debt.

     1.55   "New Banks" shall mean Credit Lyonnais and Credit
Suisse.

     1.56 "Non-Amortizing Term Loan" shall mean that certain non-amortizing term loan in an aggregate amount not to exceed One
Hundred Million Dollars ($100,000,000) to be advanced by the Banks to Vishay pursuant to the Target Company Loan Agreement.

     1.57 "Notes" shall mean the Revolving Credit Notes, the Bid Notes or the Term Notes or all of the Revolving Credit Notes, the Bid Notes and the Term Notes, as the context indicates.

     1.58 "Percentage" shall mean, with respect to any Bank, its percentage share, as set forth on Exhibit "F" hereto, of the Revolving Credit and/or the Term Loan as the context indicates, as such Exhibit may be revised from time to time by Agent in accordance with Section 13.8(d) of the Vishay Loan Agreement.

     1.59   "Permitted Borrowers" and "Permitted Borrowers
Guaranty" shall have the meanings set forth in the Vishay Loan
Agreement.

       16  --Exibit 10.2 ( Revolving Credit + Term Loan )

     1.60 "Permitted Encumbrances" shall mean, with respect to any Person:

            (a) the liens and encumbrances granted under or established by this Agreement or the Loan Documents;

            (b) liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that such provision for the payment of all such taxes known to such Person has been made on the books of such Person as may be required by generally accepted accounting principles, consistently applied;

            (c) mechanics', materialmen's, banker's, carriers', warehousemen's and similar liens and encumbrances arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens and encumbrances shall have been duly suspended; and (ii) such provision for the payment of such liens and encumbrances has been made on the books of such Person as may be required by generally accepted accounting principles, consistently applied;

            (d) liens arising in connection with worker's compensation, unemployment insurance, old age pensions (subject to the remaining provisions hereof) and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens shall have been duly suspended; and (ii) such provision for the payment of such liens has been made on the books of such Person as may be required by generally accepted accounting principles, consistently applied; and

            (e)(i) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States or any foreign government or any agency thereof entered into in the ordinary course of business and (ii) liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided that full provision for the payment of all

       17  --Exibit 10.2 ( Revolving Credit + Term Loan )

     such obligations set forth in clauses (i) and (ii) has been made on the books of such Person as may be required by generally accepted accounting principles, consistently applied;

            (f) any minor imperfections of title, including but not limited to easements, covenants, rights-of-way or other similar restrictions, which, either individually or in the aggregate do not materially adversely affect the present or future use of the property to which they relate, which would have a material adverse effect on the sale or lease of such property, or which would render title thereto unmarketable; and

            (g)     those liens and encumbrances of Company
     identified in Schedule 1.60, hereto.

     1.61 "Person" shall mean an individual, corporation, partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

     1.62 "Prime Rate" shall mean the per annum interest rate established by Agent as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Agent at any such time.

     1.63 "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

     1.64 "Prime-based Rate" shall mean that rate of interest which is the greater of (i) the Prime Rate or (ii) the Alternate Base Rate, plus, in each case, the Applicable Margin (subject to adjustment in each case, if applicable, under Section 5.9 hereof).

     1.65 "Prior Agreements" shall have the meaning set forth in the Vishay Loan Agreement.

     1.66   "Prior Banks" shall mean the Banks other than the New
Banks.

     1.67 "Prior DM Loan Agreement" shall mean that certain Amended and Restated Draloric Electronic, GmbH DM 42,375,000 Revolving Credit and DM 57,036,000 Term Loan Agreement dated as of January 10, 1992 among Company, the Prior Banks and Agent, as amended, which loan agreement is amended and restated in its entirety by this Agreement.

     1.68 "Prior Vishay Loan Agreement" shall have the meaning set forth in the Vishay Loan Agreement.

       18  --Exibit 10.2 ( Revolving Credit + Term Loan )

     1.69 "Rating Level" shall mean Rating Level 1, 2, 3 or 4 as then in effect hereunder.

     1.70 "Rating Level 1" shall mean an S & P rating of BBB+ (or higher) and a Moody's rating of Baa1 (or higher quality).

     1.71 "Rating Level 2" shall mean an S & P rating of BBB (or higher) and a Moody's rating of Baa2 (or higher quality).

     1.72 "Rating Level 3" shall mean an S & P rating of BBB- (or higher) and a Moody's rating of Baa3 (or higher quality).

     1.73 "Rating Level 4" shall mean the rating level (if any) which exists whenever the Company does not qualify for Rating Level 1, Rating Level 2 or Rating Level 3.

     1.74 "Request for Advance" shall mean a Request for Advance issued by Company under this Agreement in the form annexed hereto as Exhibit "A".

     1.75 "Revolving Credit" shall mean the revolving credit loan to be advanced to the Company pursuant to Article 2 hereof, in an amount not to exceed the Revolving Credit Maximum Amount.

     1.76 "Revolving Credit Commitment Fee" shall mean the commitment fee payable to Agent for distribution to the Banks pursuant to Section 2.8 hereof.

     1.77 "Revolving Credit Facility Fee" shall mean the facility fee payable to Agent for distribution to the Banks pursuant to
Section 2.7 hereof.

     1.78 "Revolving Credit Maturity Date" shall mean the earlier to occur of (i) December 31, 1997, as such date may be extended from time to time pursuant to Section 2.10 hereof, and (ii) the date on which the Revolving Credit Maximum Amount shall be terminated pursuant to Section 2.9 or 11.2 hereof.

     1.79   "Revolving Credit Maximum Amount" shall mean Forty
Million Deutsche Marks (DM 40,000,000), less any reductions in the Revolving Credit Maximum Amount under Section 2.9 of this
Agreement.

     1.80 "Revolving Credit Notes" shall mean the Notes described in Section 2.1 made by Company to each of the Banks in the form annexed to this Agreement as Exhibit "B", as such Notes may be amended, renewed, replaced or extended from time to time.

     1.81   "Roederstein Loan Agreement" shall mean that certain
Roederstein DM 104,315,990.20 Term Loan Agreement dated as of the date hereof among Company, the Banks and Agent, as amended from time to time.

       19  --Exibit 10.2 ( Revolving Credit + Term Loan )

     1.82 "Roederstein Loan Documents" shall mean the Roederstein Loan Agreement and all notes, and other loan documents executed by Company, Vishay or any of the Permitted Borrowers pursuant to or in connection with the Roederstein Loan Agreement, as such documents may be amended from time to time.

     1.83   "S & P Rating" shall mean the rating by Standard &
Poor's Corporation (or any successor thereto) of Company's long-term, senior unsecured debt.

     1.84 "Shares", "share capital", "capital stock", "stock" and words of similar import shall mean and refer to the equity capital interest under applicable law of any Person in a corporation, howsoever such interest is created or arises, whether such capital consists of common, preferred or preference shares or other stock, and whether such capital is evidenced by a certificate, share register entry or otherwise.

     1.85 "Subsidiary(ies)" shall mean any corporation, association, joint stock company, or business trust of which more than fifty percent (50%) of the outstanding voting stock is owned either directly or indirectly by Company or one or more of its Subsidiaries or by Company and one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by Company and/or its Subsidiaries.

     1.86   "Target Company" shall mean Vitramon, Incorporated, a
Delaware corporation.

     1.87 "Target Company Acquisition" shall have the meaning set forth in the Vishay Loan Agreement.

     1.88 "Target Company Loan Agreement" shall mean that certain $200,000,000 Target Company Loan Agreement dated as of the date hereof among Vishay, the Banks and Agent, as amended from time to time.

     1.89   "Target Company Loan Documents" shall mean the Target
Company Loan Agreement, and all notes and other loan documents executed by Vishay or any of its Subsidiaries pursuant to or in connection with the Target Company Loan Agreement, as such documents may be amended from time to time.

     1.90 "Term Loan" shall mean the amortizing term loan in the amount of Nine Million Five Hundred Six Thousand Deutsche Marks (DM 9,506,000) advanced to Company by the Banks pursuant to Section 3.1 hereof.

     1.91   "Term Loan Maturity Date" shall mean December 31, 1994.

       20  --Exibit 10.2 ( Revolving Credit + Term Loan )

     1.92 "Term Loan Rate Request" shall mean a rate selection request issued by Company pursuant to Section 3.5 hereof in the form attached as Exhibit "E".

     1.93   "Term Notes" shall mean the term notes described in
Section 3.1 hereof, and made by Company to each of the Banks in the form attached as Exhibit "D".

     1.94   "Vishay" shall mean Vishay Intertechnology, Inc., a
Delaware corporation.

     1.95 "Vishay Guaranty" shall have the meaning set forth in the Vishay Loan Agreement.

     1.96 "Vishay Loan Agreement" shall mean that certain Amended and Restated Vishay Intertechnology, Inc. $302,500,000 Revolving
Credit and Term Loan Agreement dated as of the date hereof among Vishay, Agent and the Banks, as amended from time to time.

     Unless otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in the Vishay Loan
Agreement.

     2.     REVOLVING CREDIT; BID ADVANCES

     2.1 Commitment. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make Advances to Company at any time and from time to time from the effective date hereof until (but excluding) the Revolving Credit Maturity Date, and Company agrees to borrow such Advances, of sums not to exceed each such Bank's Percentage of the Revolving Credit Maximum Amount at any time outstanding. All of the Advances hereunder shall be evidenced by Revolving Credit Notes under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement.

     2.2 Accrual of Interest and Maturity. The Revolving Credit Notes, and all principal and interest outstanding thereunder, shall mature and become due and payable in full on the Revolving Credit Maturity Date, and each Advance from time to time outstanding under the Revolving Credit Notes shall, from and after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Advance, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records will be conclusive evidence thereof, absent manifest error.

     2.3 Requests for and Refundings of Advances. Company may request an Advance under the Revolving Credit Notes only after delivery to Agent of a Request for Advance executed by an authorized officer of Company and subject to the following and to the remaining provisions of this Agreement:

       21  --Exibit 10.2 ( Revolving Credit + Term Loan )

            (a) each such Request for Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit "A", including without limitation:

                 (i) the proposed date of Advance, which must be a Business Day;

                (ii)     whether the Advance is a refunding or
                         conversion of an outstanding Advance; and

               (iii)     the first Interest Period applicable
                         thereto.

            (b)     each such Request for Advance shall be
     delivered to Agent by 12 noon (Detroit time) not less than four (4) Business Days prior to the proposed date of Advance;

            (c) the principal amount of such requested Advance, plus the principal amount of all other Advances of the Revolving Credit then outstanding hereunder, plus the aggregate principal amount of Bid Advances outstanding hereunder, plus the aggregate principal amount of Bid Advances requested but not yet advanced hereunder (determined as aforesaid), shall not exceed the Revolving Credit Maximum
     Amount;

            (d) the principal amount of such Advance, plus the amount of any other outstanding Indebtedness under this Agreement to be then combined therewith having the same Interest Period, if any, shall be at least Five Million Deutsche Marks (DM 5,000,000) and at any one time the Company shall not have more than one (1) Interest Period in effect;

            (e) a Request for Advance, once delivered to Agent, shall not be revocable by Company; and

            (f) each Request for Advance shall constitute and include a certification by the Company as of the date thereof that:

                 (i) both before and after the Advance, the obligations of the Company, its Subsidiaries and the Permitted Borrowers set forth in this Agreement and any of the Loan Documents to which such Persons are parties are valid, binding and enforceable obligations of the Company, its Subsidiaries and the Permitted Borrowers, as the case may be;

                (ii)     all conditions to Advances of the
                         Revolving Credit have been satisfied, and

       22  --Exibit 10.2 ( Revolving Credit + Term Loan )

                         shall remain satisfied to the date of
                         Advance;

               (iii)     there is no Event of Default, in
                         existence, and no event which, with the
                         giving of notice or the lapse of time, or both, would constitute an Event of Default, and none will exist upon the making of the Advance;

                (iv)     the representations and warranties
                         contained in this Agreement and the Loan
                         Documents are true and correct in all
                         material respects and shall be true and
                         correct in all material respects as of
                         the making of the Advance; and

                 (v) the execution of the Request for Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of Company or any of the Permitted Borrowers.

     2.4    Disbursement of Advances.

            (a) Upon receiving any Request for Advance from Company under Section 2.3 hereof, Agent shall promptly notify each Bank by wire, telex or by telephone (confirmed by wire, telecopy or telex) of the amount of such Advance to be made and the date such Advance is to be made by said Bank pursuant to its Percentage of the Advance. Unless such Bank's commitment to make Advances hereunder shall have been suspended or terminated in accordance with this Agreement, each Bank shall make available the amount of its Percentage of the Advance in immediately available funds in Deutsche Marks to Agent, at the Agent's Correspondent for the account of the Eurocurrency Lending Office of the Agent, not later than 12 noon (the time of the Agent's Correspondent) on the date of such Advance.

            (b) Subject to submission of an executed Request for Advance by Company without exceptions noted in the compliance certification therein, Agent shall make available to Company, the aggregate of the amounts so received by it in like funds not later than 4:00 p.m. (the time of the Agent's Correspondent) on the date of such Advance, by credit to an account of Company maintained with Agent's Correspondent or to such other account or third party as Company may reasonably direct.

            (c) Agent shall deliver the documents and papers received by it for the account of each Bank to such Bank or

       23  --Exibit 10.2 ( Revolving Credit + Term Loan )

     upon its order. Unless Agent shall have been notified by any Bank prior to the date of any proposed Advance that such Bank does not intend to make available to Agent such Bank's Percentage of the Advance, Agent may assume that such Bank has made such amount available to Agent on such date and in Deutsche Marks, as aforesaid and may, in reliance upon such assumption, make available to Company, a corresponding amount. If such amount is not in fact made available to Agent by such Bank, as aforesaid, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company and Company shall pay such amount to Agent. Agent shall also be entitled to recover from such Bank or Company, as the case may be, interest on such amount in respect of each day from the date such amount was made available by Agent to Company to the date such amount is recovered by Agent, at a rate per annum equal to:

            (i) in the case of a Bank, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount; and

            (ii) in the case of Company, the rate of interest then applicable to the Revolving Credit.

     The obligation of any Bank to make any Advance hereunder shall not be affected by the failure of any other Bank to make any Advance hereunder, and no Bank shall have any liability to the Company, the Agent, or any other Bank for another Bank's failure to make any Advance hereunder.

     2.5    Bid Advances.

     (a) Bid Advances. Company may request Bid Offers from the Bid Lenders to make Bid Advances in Deutsche Marks in accordance with this Section 2.5 from time to time on any Business Day prior to the Revolving Credit Maturity Date ("Bid Advance(s)"); provided, however, that after giving effect to each Bid Advance and all other Advances of the Revolving Credit requested to be made on such date, the aggregate outstanding Advances of the Revolving Credit and Bid Advances shall not exceed the Revolving Credit Maximum Amount. Each Bid Advance shall mature, and the principal amount thereof shall be due and payable by the Company, on the last day of the Interest Period applicable thereto, provided, that no Bid Advance may mature or be payable on a day later than the Revolving Credit Maturity Date. In no event whatsoever shall any outstanding Bid Advance be deemed to reduce, modify or affect any Bank's commitment to make Advances of the Revolving Credit, based upon its Percentage. All

       24  --Exibit 10.2 ( Revolving Credit + Term Loan )

Bid Lenders, or any lesser number thereof (including any Bid Lender individually), may, but shall not be obligated to, make Bid Offers so requested, and the Company may, but shall not be obligated to, accept any Bid Lender's Bid Offer, subject to the terms hereof.

     (b) Bid Requests. Company may request from all Bid Lenders a Bid Advance by telephonic notice to the Agent (which notice shall be immediately confirmed by a facsimile Bid Borrowing Request (each a "Bid Borrowing Request") in the form of Exhibit C-1 attached hereto) not later than 10:00 a.m. (Detroit time) at least five (5) Business Days prior to the date for such proposed Bid Advance in the case of an Absolute Rate Bid Advance, and not later than 10:00 a.m. (Detroit time) at least five (5) Business Days prior to the date for such proposed Bid Advance borrowing in the case of a DM Bid Advance, in each case specifying:

            (i) the date (which must be a Business Day) and aggregate amount of the proposed Bid Advance (which shall be in a minimum aggregate principal amount of Ten Million
     Deutsche Marks (DM 10,000,000) and an integral multiple of One Million Deutsche Marks (DM 1,000,000);

            (ii) whether the Bid Offers requested are to be for Absolute Rate Bid Advances or DM Bid Advances, or both; and

            (iii) the duration of the Interest Period or Interest Periods applicable thereto, up to a maximum of three (3) such Interest Periods.

The Agent shall promptly (but in any event no later than 5:00 p.m. (Detroit time), on the same day of receipt of the Bid Borrowing Request) notify each Bid Lender by telephone (confirmed by facsimile) of each Bid Borrowing Request. The Company shall not request any Bid Advance within ten (10) Business Days after the date of any other Bid Borrowing Request or Bid Advance. Company may not request the refunding or conversion of any outstanding Advance (whether a Bid Advance or an Advance of the Revolving Credit) as a Bid Advance.

     (c)    Bid Offers.

            (i) If any Bid Lender, in its sole discretion, elects to offer to make a Bid Advance to the Company as part of a proposed Bid Advance, it shall deliver by telephone (confirmed by facsimile promptly on the same day) to the Agent before 10:30 a.m. (Detroit time) four (4) Business Days prior to the date of such proposed Bid Advance, a Bid Offer, in the form of Exhibit C-2 attached hereto ("Bid Offer"), specifying:

               (A)  the amount and Interest Period of each Bid
            Advance which such Bid Lender would be willing to make as part of such proposed Bid Advance, which amount

       25  --Exibit 10.2 ( Revolving Credit + Term Loan )

            shall be in a minimum principal amount of Three Million Deutsche Marks (DM 3,000,000) and in an integral multiple of One Million Deutsche Marks (DM 1,000,000), may not exceed the aggregate amount of the proposed Bid Advance as requested by the Company in connection with such Bid Advance, but may exceed such Bid Lender's Percentage of the Revolving Credit Maximum Amount, and which Interest Period shall be the Interest Period specified by the Company in the Bid Borrowing Request with respect to such Bid Advance;

               (B) in the event the Company requests an Absolute Rate Bid Advance, the rate of interest per annum offered by such Bid Lender in its sole discretion with respect to such Bid Advance (rounded to the nearest 1/16th of 1%) (the "Absolute Rate") offered for each such Absolute Rate Bid Advance; and

               (C) in the event the Company requests a DM Bid Advance, the margin offered by such Bid Lender in its sole discretion with respect to such Bid Advance above or below the DM Adjusted Rate expressed as a percentage (rounded to the nearest 1/16th of 1%) (the "DM Bid Margin") to be added to or subtracted from the applicable DM Adjusted Rate for the Interest Period for each such DM Bid Advance.

     Notwithstanding the foregoing, Bid Offers submitted by Agent in its capacity as a Bank may be submitted, and may only be submitted, if the Agent notifies Company of the terms of such Bid Offer (and the content thereof) not later than 30 minutes prior to the deadline for the other Bid Lenders, in the case of a DM Bid Advance. Agent agrees to use good faith diligent efforts in formulating any such Bid Offers hereunder, not to review any Bid Offers submitted by other Bid Lenders.

            (ii) Bid Offers shall be irrevocable, subject to the terms and conditions of this Agreement. If a Bid Offer is determined by the Agent (whose determination shall be conclusive in the absence of manifest error) to:

               (A)  be not substantially in the form of Exhibit
                    C-2 attached hereto;

               (B)  omit any required information;

               (C)  be conditional or qualified in any respect;

               (D) propose terms other than or in addition to those set forth in the related Bid Borrowing
                    Request;

       26  --Exibit 10.2 ( Revolving Credit + Term Loan )

               (E)  not have been delivered to the Agent in
                    accordance with the time periods specified herein; or

               (F) be otherwise inconsistent with the provisions hereof,

the Agent will reject the offer made by such Bid Offer and give telephonic notice (confirmed by facsimile) of such rejection to the Bid Lender which submitted such Bid Offer. Promptly thereafter, and in any case, no later than 11:00 a.m. (Detroit time) four (4) Business Days prior to the date of the proposed Bid Advance, the Agent will give telephonic notice (confirmed by facsimile) to the Company of all conforming Bid Offers and the terms thereof.

     (d) Acceptance by the Company of Bid Offers. The Company shall, four (4) Business Days prior to the date of the proposed Bid Advance, in its sole discretion, either:

               (i) irrevocably cancel the Bid Borrowing Request that requested such Bid Advance by giving the Agent telephonic notice confirmed promptly thereafter by facsimile) to that effect; or

               (ii) irrevocably accept one or more of the Bid Offers by giving telephonic notice to the Agent of the amount of the Bid Advance to be made on such date, specifying (A) the amount of each Bid Advance to be made by each Bid Lender as part of such Bid Advance, which amount shall not be greater than the amount offered by such Bid Lender in its Bid Offer,
     (B) the Interest Period with respect thereto, and (C) the Absolute Rate with respect to each Absolute Rate Bid Advance and the DM Bid Margin with respect to each DM Bid Advance;

provided, however, that:

               (A) the Company shall accept Bid Lenders' conforming
            Bid Offers only on the basis of ascending Absolute Rates or DM Bid Margins and shall not accept any Bid Lender's conforming Bid Offer to make a Bid Advance at a particular Absolute Rate or DM Bid Margin for a particular Interest Period if the Company has decided to reject any other Bid Lender's conforming Bid Offer to make a Bid Advance with the same Interest Period at a lower Absolute Rate or DM Bid Margin, as the case may be;

               (B) the aggregate principal amount of all Bid Offers
            accepted by the Company shall not, after giving effect to all reductions made pursuant to proviso (C) of this
            Section 2.5 (d)(ii) below, exceed the principal amount specified in the Bid Borrowing Request;

       27  --Exibit 10.2 ( Revolving Credit + Term Loan )

               (C) if the Company shall accept any Bid Offer to
            make a Bid Advance at a particular Absolute Rate or DM Bid Margin, as the case may be, for a particular Interest Period, then the Company shall accept all offers to make Bid Advances at such Absolute Rate or DM Bid Margin, as the case may be, for the same Interest Period; provided, however, that, if Bid Offers are made by two or more Bid Lenders at the same Absolute Rates or DM Bid Margins (with respect to the related Interest Period(s)) as the case may be, for a greater aggregate principal amount than the amount in respect of which such Bid Offers are accepted for the related Interest Period, the principal amount of Bid Advances in respect of which such Bid Offers are accepted shall be allocated by the Agent among such Bid Lenders as nearly as possible (and in such multiples, not greater than One Million Five Hundred Thousand Deutsche Marks (DM 1,500,000), as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such Bid Offers. Each Bid Lender acknowledges and agrees that any Bid Offer submitted by such Bid Lender may be modified in accordance with this clause (C), and no such modification shall constitute a rejection of such Bid Offer. Determinations by Agent of the amounts of Bid Advances hereunder shall be conclusive in the absence of manifest error.

Subject to the foregoing requirements, the Company may accept or reject, at the Company's sole discretion, the offer to make Bid Advances contained in any Bid Offer. Each notice given by the Company pursuant to this Section 2.5(d) shall be irrevocable. Failure by the Company to accept a Bid Offer in accordance with the provisions of this Section 2.5(d) shall constitute a rejection of such Bid Offer.

     (e) Acknowledgment of Bid Borrowings. Promptly after acceptance of a Bid Offer by the Company pursuant to Section 2.5(d)
(ii) hereof:

            (i) in any case no later than 1:00 p.m. (Detroit time) four (4) Business Days prior to the date of such Bid Advance in the case of a DM Bid Advance, the Company shall deliver by facsimile to the Agent a Bid Acknowledgment in substantially the form of Exhibit C-3 hereto ("Bid Acknowledgment") confirming, with respect to each Bid Advance to be made to the Company, the Interest Period, the amount of the borrowing and the Absolute Rate or DM Bid Margin, as the case may be, therefor; and

            (ii) in any case no later than 2:00 p.m. (Detroit time) four (4) Business Days prior to the date of such Bid Advance the Agent will give telephonic notice to each Bid Lender of

       28  --Exibit 10.2 ( Revolving Credit + Term Loan )

     each Interest Period, amount of the borrowing, and the Absolute Rate or DM Bid Margin, as the case may be, so accepted by the Company.

     (f) Bid Advance Funding. At or before noon (Detroit time) on the Business Day of such Bid Advance each Bid Lender whose Bid Offer in respect thereof the Company accepted pursuant to Section 2.5(d)(ii) hereof shall deposit with the Agent same day funds in an amount equal to the principal amount of such Bid Lender's Bid Advance. Such deposit will be made to an account which the Agent shall from time to time specify by notice to the Bid Lenders. To the extent same day funds are received from such Bid Lenders, the Agent shall make such same day funds available to the Company by wire transfer to the accounts which Company shall have specified in its Bid Acknowledgment. No Bid Lender's obligation to make any Bid Advance shall be affected by any other Bid Lender's failure to make any Bid Advance.

     Unless Agent shall have received notice from a Bid Lender prior to the date of funding of such Bid Lender's Bid Advance accepted by the Company that such Bid Lender will not make available to the Agent such Bid Lender's share of such Bid Advance, Agent may assume that such Bid Lender has made such share available to Agent on the date of such Bid Advance in accordance with this subparagraph (f) and Agent may (but under no circumstances shall be required to do so), in reliance upon such assumption, make available to Company on such date a corresponding amount. If and to the extent that such Bid Lender shall not have so made such share available to Agent in accordance with the terms hereof, such Bid Lender and Company severally agree to repay to Agent forthwith upon demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to Company until the date such amount is repaid to Agent, at a rate per annum equal to:

            (i) in the case of a Bid Lender, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount; and

            (ii) so long as the Bid Advance is denominated in Deutsche Marks hereunder, (x) at a per annum rate calculated by the Agent, whose determination shall be conclusive absent manifest error, on a daily basis, equal to three percent (3%) above the interest rate per annum at which one (1) day (or, if such amount due remains unpaid for more than three (3) Business Days, then for such other period of

       29  --Exibit 10.2 ( Revolving Credit + Term Loan )

                    time as the Agent may elect which shall in no event be longer than six (6) months) deposits in Deutsche Marks, in the amount of such overdue payment due to the Agent are offered by the Agent's Eurocurrency Lending Office for the applicable period determined as provided above, or (y) if at any such time such deposits are not offered by the Agent's Eurocurrency Lending Office, then at a rate per annum equal to three percent (3%) above the rate determined by the Agent to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance) of carrying the amount of the Indebtedness then outstanding; provided that, if the applicable Bid Advance has been converted to Dollars hereunder is then in effect, at a per annum rate equal to the Prime-based Rate, plus three percent (3%).

If such Bid Lender shall repay to Agent such corresponding amount, such amount so repaid shall constitute such Bid Lender's portion of the Bid Advance included in such Bid Advance for purposes of this Agreement.

     Promptly after each Bid Advance, and in any case no later than the immediately succeeding Business Day, the Agent will deliver to each of the Banks, a copy of the Bid Acknowledgment, specifying the date and amount of such Bid Advance, the amounts of the Bid Advances which comprise such borrowing and the Interest Period(s) thereof and the Absolute Rate(s) or DM Bid Margin(s) as the case may be, accepted. Furthermore, upon the request of any Bank from time to time hereunder, the Agent will provide summaries to such Bid Lender of all Bid Offers received in response thereto.

     (g) Bid Notes. The Bid Advances of each Bid Lender shall be evidenced by a promissory note in the form of Exhibit C-4 attached hereto ("Bid Notes"), with appropriate insertions and shall be payable to the order of such Bid Lender, shall be dated as of the date of this Agreement, shall set forth the maximum principal amount of the aggregate Bid Advances which may be made by such Bid Lender and shall mature, subject to the terms hereof, on the Revolving Credit Maturity Date. Each Bid Lender shall record in its records, or at its option on the schedule attached to its Bid Note, the date and amount of each Bid Advance made by such Bid Lender, the Applicable Interest Rate with respect to each Bid Advance, each repayment thereof and the dates on which each Interest Period for such Bid Advance shall begin and end. The aggregate unpaid principal amount so recorded shall be conclusive evidence of the principal amount owing and unpaid on such Bid Note, absent manifest error. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit

       30  --Exibit 10.2 ( Revolving Credit + Term Loan )

or otherwise affect the obligations of the Company hereunder or under any such Bid Note.

     2.6 No Dollar Advance Availability. Notwithstanding anything to the contrary contained in this Agreement, no additional Advances of the Revolving Credit shall be available to Company from the date of any notification by Agent that, pursuant to Section 4.5 hereof, the outstanding Indebtedness is to be converted to Dollars, unless and until Agent shall notify Company, pursuant to Section
4.6 hereof, that the outstanding Indebtedness is to be reconverted to Deutsche Marks in accordance with the terms hereof.

     2.7 Revolving Credit Facility Fee. From the date hereof to the Revolving Credit Maturity Date, the Company shall pay to the Agent, for distribution to the Banks pro rata, a Revolving Credit Facility Fee consisting of the Applicable Fee Percentage per annum, calculated on a daily basis, times the Revolving Credit Maximum Amount then in effect hereunder, regardless of the aggregate amount of Advances of the Revolving Credit outstanding from time to time.

The Revolving Credit Facility Fee shall be payable quarterly in arrears commencing September 30, 1994, and on the last day of each calendar quarter thereafter and at the Revolving Credit Maturity Date, and shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed, giving immediate effect to any changes in the Applicable Fee Percentage. Whenever any payment of the Revolving Credit Facility Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment, Agent shall make prompt payment to each Bank of its share of the Revolving Credit Facility Fee based upon its respective Percentage. The Revolving Credit Facility Fee shall not be refundable under any circumstances.

     2.8 Revolving Credit Commitment Fee. From the date hereof to the Revolving Credit Maturity Date, the Company shall pay to the Agent, for distribution to the Banks as set forth below, in the currency in which the Indebtedness is then being carried, or, if no Indebtedness is then outstanding hereunder, in the currency in which the Indebtedness hereunder would be required to be carried if it were outstanding, a Revolving Credit Commitment Fee equal to .0625% per annum on the daily average amount by which the Revolving Credit Maximum Amount exceeds the principal amount outstanding from time to time under the Revolving Credit, plus the aggregate daily amount of Bid Advances outstanding from time to time hereunder determined in each case as of the last day of each Interest Period so long as, and during all times when the Indebtedness is carried in Deutsche Marks (but otherwise computed on a daily basis). The Revolving Credit Commitment Fee shall be payable quarterly in arrears commencing September 30, 1994 and on the last day of each December, March, June and September thereafter, and shall be computed on the basis of a year of three hundred sixty (360) days

       31  --Exibit 10.2 ( Revolving Credit + Term Loan )

and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Commitment Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment Agent shall make prompt payment to each Bank of its share of the Revolving Credit Commitment Fee based upon its respective Percentage. It is expressly understood that the commitment fees described in this Section are not refundable under any circumstances.

     2.9 Optional Reduction or Termination of Revolving Credit Maximum Amount. Provided that no Event of Default, or event which with the giving of notice or the passage of time, or both, would constitute an Event of Default, is in existence, the Company may upon at least five (5) Business Days' prior written notice to the Agent, permanently reduce the Revolving Credit Maximum Amount in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Maximum Amount shall be in made in integral multiples of Two Million Deutsche Marks (DM 2,000,000) if the Deutsche Mark-based Rate is then in effect, or One Million Dollars ($1,000,000) if the Prime-based Rate is then in effect; (ii) each reduction shall be accompanied by the payment of the Revolving Credit Commitment Fee, if any, accrued to the date of such reduction; (iii) the Company shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Revolving Credit Notes, plus the aggregate principal amount of Bid Advances then outstanding, exceeds the amount of the Revolving Credit Maximum Amount as so reduced, together with interest thereon to the date of prepayment; and (iv) if the termination or reduction of the Revolving Credit Maximum Amount requires the prepayment of an Absolute Rate Bid Advance or a DM-based Advance, the termination or reduction may be made only on the last day of the then current Interest Period applicable to such Advance. Reductions of the Revolving Credit Maximum Amount and any accompanying prepayments of the Revolving Credit Notes shall be distributed to each Bank in accordance with such Bank's Percentage thereof, shall be permanent and irrevocable and will not be available for reinstatement by or readvance to the Company.

     2.10 Extension of Revolving Credit Maturity Date. Provided that no Default or Event of Default has occurred and is continuing, Company may, by written notice to Agent and each Bank (which notice shall be irrevocable and which shall not be deemed effective unless actually received by Agent and each Bank) prior to May 18, 1994, but not before April 18, 1994, of each year, request that the Banks extend the then applicable Revolving Credit Maturity Date to a date that is one year later than the Revolving Credit Maturity Date then in effect (each such request, a "Request"). Each Bank shall, not later than thirty (30) calendar days following the date of its receipt of the Request, give written notice to the Agent stating whether such Bank is willing to extend the Revolving Credit

       32  --Exibit 10.2 ( Revolving Credit + Term Loan )

Maturity Date as requested. If Agent has received the aforesaid written approvals of such Request from each of the Banks, then, effective upon the date of Agent's receipt of all such written approvals from the Banks, as aforesaid, the Revolving Credit Maturity Date shall be so extended for an additional one year period, the term Revolving Credit Maturity Date shall mean such extended date and Agent shall promptly notify the Company that such extension has occurred. If (i) any Bank gives the Agent written notice that it is unwilling to extend the Revolving Credit Maturity Date as requested or (ii) any Bank fails to provide written approval to Agent of such a Request within thirty (30) calendar days of the date of Agent's receipt of the Request, then (x) the Banks shall be deemed to have declined to extend the Revolving Credit Maturity Date, (y) the then-current Revolving Credit Maturity Date shall remain in effect (with no further right on the part of Company to request extensions thereof under this Section 2.10) and (z) the commitments of the Banks to make Advances of the Revolving Credit hereunder shall terminate on the Revolving Credit Maturity Date then in effect, and Agent shall promptly notify Company thereof.

     2.11 Revolving Credit as Renewal; Application of Advances. The Revolving Credit Notes issued by Company shall constitute renewal and replacement evidence of all present indebtedness of Company for the Revolving Credit outstanding under the Prior DM Loan Agreement as of the date hereof. Thereafter, Advances of the Revolving Credit shall be available, subject to the terms hereof, to fund working capital needs or other general corporate purposes of Company. Advances of the Revolving Credit shall not be available to fund, directly or indirectly, the Target Company Acquisition or the payment of any transfer taxes, stamp duties, brokerage fees or other costs and expenses resulting directly or indirectly from such acquisition.

     3.     TERM LOAN

     3.1 Commitment. Subject to the terms and conditions of this Agreement, each Bank, severally and for itself alone, agrees to loan to Company, and Company agrees to borrow from each Bank, in a single advance of Deutsche Marks, concurrently with the execution and delivery of this Agreement, an amount equal to each Bank's respective Percentage of the Term Loan. Concurrently with the execution and delivery of this Agreement, Company agrees to issue a separate Term Note to each Bank, with appropriate insertions (acceptable to Banks in form and substance) as evidence of the Indebtedness under this Section 3.1.

     3.2 Repayment of Term Loan. The principal indebtedness represented by the Term Notes shall be repaid, in Deutsche Marks (unless the Term Loan has been converted to Dollars pursuant to Section 4.5, hereof, and the Prime-based Rate is then in effect, in which event, said Indebtedness shall be paid in Dollars) in

       33  --Exibit 10.2 ( Revolving Credit + Term Loan )

quarterly principal installments of Four Million Seven Hundred Fifty Three Thousand Deutsche Marks (DM 4,753,000), provided that, during any period in which the Indebtedness under the Term Notes is carried in Dollars in accordance with Section 4.5 hereof, the Dollar Amount of each scheduled payment of principal and interest on the Term Notes shall be adjusted to provide for full amortization of the outstanding principal balance over the remaining term of the Term Loan. Such payments shall commence on September 30, 1994, and shall continue on the last day of each calendar quarter thereafter until the Term Loan Maturity Date, when the entire unpaid principal balance of such Indebtedness and accrued interest thereon shall be paid in full.

     3.3 Accrual of Interest. Subject to Sections 4.6 and 4.8 hereof, the unpaid principal Indebtedness from time to time outstanding under the Term Notes shall, from the date of the issuance of the Term Notes (until paid), bear interest at the Deutsche Mark-based Rate. The amount and date of the extension of the Term Loan, Advances thereof, the amount of interest accruing thereon and Interest Periods for Advances, and the amount and date of any repayments, shall be noted on Agent's records, which records shall be conclusive evidence thereof, absent manifest error.

     3.4 Deutsche Mark-Based Interest Payments. Interest on Indebtedness evidenced by the Term Notes which is funded or carried as a Deutsche Mark-based Advance from time to time shall be payable in immediately available funds on the last day of the Interest Period applicable thereto, or as otherwise set forth in Section 4.1 hereof.

     3.5 Term Loan Rate Requests and Refundings. So long as the Deutsche Mark-based Rate is in effect hereunder, Company may refund any Advance of the Indebtedness outstanding under the Term Notes as a Deutsche Mark-based Advance with a like Interest Period, or convert such Indebtedness to a Deutsche Mark-based Advance with another Interest Period only after delivery to Agent of a Term Loan Rate Request executed by an authorized officer of Company, subject to the following and to the other provisions hereof:

            (a) each such Term Loan Rate Request shall set forth the information required on the Term Loan Rate Request form annexed hereto as Exhibit "E", including without limitation the proposed date of Advance, which must be the day following the last day of the then ending Interest Period and the Interest Period applicable to the requested Advance;

            (b) each such Term Loan Rate Request shall be delivered to Agent by 12 noon (Detroit time) four (4) Business Days prior to the proposed date of the refunding or conversion;

       34  --Exibit 10.2 ( Revolving Credit + Term Loan )

            (c) Company shall not be entitled to request any Advance with an Interest Period ending after the Term Loan
     Maturity Date;

            (d) the principal amount of such Advance, plus the amount of any other outstanding Indebtedness evidenced by the Term Notes to be then combined therewith having the same Interest Period, if any, shall be not less than Five Million Deutsche Marks (DM 5,000,000), unless the balance remaining outstanding on the Term Loan is less than such amount, then such lesser amount shall govern and, at any one time, the Company shall not have more than two (2) Interest Periods in effect with respect to the Term Loan; and

            (e)     a Term Loan Rate Request, once delivered to
     Agent, shall not be revocable by Company.

     3.6 Prime-based Rate Applicability and Interest Payments. In the event that, pursuant to Section 4.5 hereof, or any other applicable provision of this Agreement, the Indebtedness outstanding under the Term Notes shall be converted to an Advance of Dollars as a Prime-based Advance, thereafter interest on the unpaid balance of Indebtedness evidenced by the Term Notes shall accrue from the date of such Advance to the Term Loan Maturity Date (or until paid, or refunded or reconverted to a Deutsche Mark-based Advance in accordance with Section 4.6 hereof), at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds quarterly commencing on the due date for the next principal installment required to be paid on the Term Loan pursuant to Section 3.2 hereof, and on the due date of each succeeding principal payment thereon.

     3.7 Term Loan as Renewal. The Term Notes issued by Company shall constitute renewal and replacement evidence of all present indebtedness of Company for the Term Loan outstanding under the Prior DM Loan Agreement as of the date hereof.

     4.     INTEREST PAYMENTS AND PERIODS: REVOLVING CREDIT, BID
            ADVANCES AND TERM CREDIT

     4.1 Interest Payments. All accrued and unpaid interest on the Indebtedness from time to time outstanding under the Revolving Credit or the Term Loan, or as Bid Advances, shall be due and payable in full, in immediately available funds, (a) whenever the Deutsche Mark-based Rate shall be then in effect, (i) on the last day of each Interest Period and, (ii) if such Interest Period is longer than 3 months, at intervals of 3 months after the first day of the Interest Period, and (b) whenever the Prime-based Rate shall be then in effect, quarterly on a calendar year basis until the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, when the entire Indebtedness, including all accrued interest, shall be due and payable in full.

       35  --Exibit 10.2 ( Revolving Credit + Term Loan )

     4.2 Interest Calculation. Interest accruing under the Notes at the Deutsche Mark-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to but not including the last day thereof. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate. Interest accruing under the Notes shall be repaid in Deutsche Marks, unless the Applicable Interest Rate in effect is the Prime-based Rate, in which event said interest shall be repaid in Dollars.

     4.3 Interest Period Selection. So long as the Deutsche Mark-based Rate is in effect hereunder, Company shall have the option of selecting, subject to the provisions hereof, among one
(1), two (2), three (3) or six (6) months as the term of each Interest Period available hereunder for the Revolving Credit or the Term Loan. The Revolving Credit shall, subject to the terms hereof, be carried in a single Interest Period for the balance outstanding from time to time hereunder. The Company may have in effect at any one time no more than two (2) Interest Periods for the balance outstanding under the Term Notes. Notwithstanding any provision hereof to the contrary, Company shall be required to select Interest Periods for a sufficient portion of the Term Loan so that at least one (1) Interest Period shall end on the last day of each calendar quarter while the Term Loan is outstanding (including without limitation, the scheduled maturity date of the Term Loan), thereby permitting the Company to make its required principal payments under Section 3.2 hereof. In the event Company shall fail to timely exercise its option in accordance with this Section 4.3, the next Interest Period shall be fixed by the Agent for the same period as the Interest Period then ending, or for the period to the next principal installment due date, or, if applicable, the Revolving Credit Maturity Date, whichever is the shorter period, provided that Company will indemnify Agent and each of the Banks against any loss or expense incurred by them (or any of them) pursuant to Section 5, hereof. Each selection of an Interest Period for the Revolving Credit or the Term Loan, and the amount and date of any repayment shall be noted on Agent's records, which records will be conclusive evidence thereof, absent manifest error.

     4.4 Limited Availability. Notwithstanding the Company's selection of an Interest Period under Section 4.3 hereof, if prior to the last day of any Interest Period, Agent or the Banks (after consultation with Agent) shall determine that deposits of Deutsche Marks will not be available to Agent or the Banks in the amounts and for the terms necessary to carry the outstanding principal indebtedness of the Advance subject to such Interest Period for the next applicable Interest Period, then Agent shall so notify Company

       36  --Exibit 10.2 ( Revolving Credit + Term Loan )

and Company shall immediately select another Interest Period to be applicable as the next Interest Period.

     4.5 Unavailability. If prior to the last day of any Interest Period, Agent or the Banks (after consultation with Agent) shall determine that by reason of circumstances affecting the foreign exchange and interbank markets, generally, or for any of the reasons set forth in Sections 5.3 or 5.4 hereof, deposits of Deutsche Marks will not be available to Agent and the Banks as of the last day of an applicable Interest Period in the amounts necessary to carry the outstanding principal of the Advances subject to such ending Interest Period in Deutsche Marks for any Interest Period, Agent (or, in the case of a DM Bid Advance, the applicable Bid Lender) shall notify the Company and the Advances shall then be automatically converted to and carried in Dollars, in the Dollar Amount of the Indebtedness then outstanding at the Prime-based Rate, until the first day of the next Interest Period, if any, selected pursuant to Section 4.6 hereof.

     4.6 Reconversion to Deutsche Mark-based Rate on Re-availability. In the event that, after a conversion of Indebtedness to Dollars pursuant to Section 4.5 hereof, Agent determines that Deposits of Deutsche Marks are again available to Agent and/or the Banks in the amounts necessary to carry the principal Indebtedness under the Notes in Deutsche Marks for any Interest Period, Agent (or, in the case of any DM Bid Advance, the applicable Bid Lender) shall notify Company of the Interest Period(s) for which such deposits in Deutsche Marks are available and Company shall immediately select the next Interest Period from among such available Interest Periods, in accordance with Section 4.3 hereof.

     4.7 Repayment or Reconversion. In the event that the currency in which the Indebtedness is being carried is required to be changed from Dollars to Deutsche Marks under Section 4.6, as aforesaid, and if the Deutsche Mark Equivalent of the principal amount of the Indebtedness under the Revolving Credit and/or the Term Loan outstanding upon such reconversion shall exceed the Deutsche Mark Principal Limit, then concurrently with such reconversion, Company shall pay to Agent in immediately available funds, for the ratable benefit of the Banks, an amount in Deutsche Marks sufficient to reduce the then outstanding principal amount of the Revolving Credit, the aggregate Bid Advances, and/or the Term Loan to an amount not greater than the applicable Deutsche Mark Principal Limit for the Revolving Credit and for the Term Loan.

     4.8 Interest Payments on Conversions and Reconversions. Notwithstanding anything to the contrary in the preceding Sections, all accrued and unpaid interest on any Indebtedness converted or reconverted pursuant to Section 4.5 or 4.6 hereof, or otherwise, shall be due and payable in full on the date of such conversion or reconversion.

       37  --Exibit 10.2 ( Revolving Credit + Term Loan )

     4.9 Interest on Default. In the event and so long as any Event of Default shall exist under any Note or any Event of Default shall exist under this Agreement, interest shall be payable daily on the principal balance of the Indebtedness then outstanding (a) if the Deutsche Mark-based Rate is then in effect, at a per annum rate equal to the Applicable Interest Rate plus three percent (3%) for the remainder of the then-existing Interest Period, if any, and at all other times (i) at a per annum rate calculated by the Agent, or, in the case of any Bid Advance, the applicable Bid Lender, whose determination shall be conclusive absent manifest error, on a daily basis, equal to three percent (3%) above the interest rate per annum at which one (1) day (or, if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Agent or such Bid Lender, as applicable, may elect which shall in no event be longer than six (6) months) deposits in Deutsche Marks in the amount of such overdue payment due to the Agent are offered by the Agent's or such Bid Lender Eurocurrency Lending Office for the applicable period determined as provided above, or (ii) if at any such time such deposits are not offered by the Agent's or such Bid Lender's Eurocurrency Lending Office, then at a rate per annum equal to three percent (3%) above the rate determined by the Agent to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance) of carrying the amount of the Indebtedness then outstanding, and (b) if the Prime-based Rate is then in effect, at a per annum rate equal to the Prime-based Rate plus three percent (3%).

     4.10   Prepayment.

            (a) Company may, upon four (4) Business Days prior written notice to Agent, prepay all or any part of the outstanding balance of the Revolving Credit or the Term Loan and the entire outstanding balance (but no partial prepayment) of any Bid Advance without premium or penalty, provided that
     (i) if the Deutsche Mark-based Rate is then in effect, any such prepayment shall be made only on the last day of any Interest Period, (ii) the amount of any partial prepayment shall be at least One Million Deutsche Marks (DM 1,000,000), if the Deutsche Mark-based Rate is then in effect and One Million Dollars ($1,000,000) if the Prime-based Rate is then in effect, and (iii) if any such prepayment would otherwise reduce the principal balance of the Revolving Credit or the Term Loan, as applicable, to an amount less than Five Million Deutsche Marks (DM 5,000,000), if the Deutsche Mark-based Rate is then in effect or One Million Dollars ($1,000,000), if the Prime-based Rate is then in effect, such prepayment shall cover the entire remaining balance of the Revolving Credit or the Term Loan, as applicable.

            (b) Any prepayments made in accordance with this Section on Indebtedness evidenced by the Revolving Credit

       38  --Exibit 10.2 ( Revolving Credit + Term Loan )

     Notes or the Bid Notes shall be without prejudice to the right to reborrow under the Revolving Credit Notes, except that, as set forth in Section 2.5 hereof, Company shall not be entitled to any reborrowings of the Revolving Credit during any period which the Revolving Credit is carried in Dollars and except to the extent that such payment is made in connection with a reduction of the Revolving Credit Maximum Amount pursuant to
     Section 2.9 hereof.

            (c) Any prepayments made in accordance with this Section on Indebtedness evidenced by the Term Notes (i) shall be without premium or penalty, but there shall be no reborrowing of such prepaid amounts and (ii) shall be applied to the principal installments under the Terms Notes in the inverse order of their maturities, and shall not affect the periodic payments of principal required thereunder.

     4.11 Special Limitation. In the event, as a result of increases in the value of Deutsche Marks and/or any of the Alternative Currencies against the Dollar (taking into account the Current Dollar Equivalent of the Indebtedness outstanding from time to time under the Vishay Loan Agreement and the Roederstein Loan Agreement and any Indebtedness required to be aggregated under 12 USCA 84, as amended, the regulations promulgated thereunder, or other, similar applicable law) or for any other reason, the obligation of any of the Banks to advance additional funds hereunder or under any of the other Loan Agreements is determined by such Bank to exceed its then applicable legal lending limit under 12 USCA 84, as amended, and the regulations promulgated thereunder, or other, similar applicable laws, the amount of additional funds which such Bank shall be obligated to advance hereunder shall immediately be reduced to the maximum amount which such Bank may legally advance (as determined by such Bank) the obligation of each of the remaining Banks hereunder shall be proportionately reduced, based on the applicable Percentages, and, to the extent necessary under such laws and regulations (as determined by each of the Banks, with respect to the applicability of such laws and regulations to itself), the Company shall reduce, or cause to be reduced, complying to the extent practicable with the remaining provisions hereof, the Indebtedness outstanding hereunder or under any of the other Loan Agreements by an amount sufficient to comply with such maximum amounts. Upon any such reduction in the obligations of the Banks under this Section 4.11, Company shall have the right, subject to the terms and conditions of this Agreement (but subsequent to Company's compliance with its obligation to reduce the Indebtedness outstanding hereunder), to add to the Banks providing financing hereunder a bank reasonably acceptable to the Agent for the purpose of restoring the shortfall created by the reduction in such obligations of the Banks.

     5.     CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS;
            MARGIN ADJUSTMENTS

       39  --Exibit 10.2 ( Revolving Credit + Term Loan )

     5.1 Reimbursement of Prepayment Costs. If any prepayment of the Indebtedness shall occur on any day other than the last day of an Interest Period (whether pursuant to this Agreement or by acceleration, or otherwise), or if an Applicable Interest Rate shall be changed during any Interest Period pursuant to this Agreement, or if, after requesting an Advance or the conversion of outstanding Indebtedness hereunder, but prior to the Advance or conversion thereof, as the case may be, the Company is no longer entitled to the Advance or conversion requested hereunder, Company shall reimburse Banks on demand for any costs incurred by Banks as a result of the timing thereof, including but not limited to any net costs incurred in liquidating or employing deposits from third parties. Each Bank demanding reimbursement under this Section 5.1 shall deliver to Company a certificate setting forth the basis for determining such costs, which certificate shall be conclusively presumed correct save for manifest error.

     5.2 Agent's Eurocurrency Lending Office. Agent and each of the Banks shall have the option of maintaining and carrying the Indebtedness on the books of its applicable Eurocurrency Lending
Office.

     5.3 Availability. The Agent and the Banks shall not be required to fund any Advance in Deutsche Marks if, at any time prior to the Advance or funding, the Agent or the Banks (after consultation with the Agent) shall determine, in their sole discretion, that (i) deposits in Deutsche Marks, in the amounts and maturities required to fund such Advances will not be available to the Agent and the Banks; (ii) a fundamental change has occurred in the foreign exchange or interbank markets with respect to Deutsche Marks (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls); or (iii) it has become otherwise materially impractical for the Agent to make such advance in Deutsche Marks. The Agent shall promptly notify the Company and Banks of any such determination.

     5.4 Laws Affecting Availability. If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Banks (or any of their respective Eurocurrency Lending Offices) to maintain the Indebtedness or any portion thereof with interest at the Deutsche Mark-based Rate or in Deutsche Marks, such Bank shall forthwith give notice thereof to Company and to Agent. Thereafter, if any of the Banks may not lawfully continue to maintain the Indebtedness hereunder or any portion thereof to the end of the then current Interest Period applicable thereto at the Deutsche

       40  --Exibit 10.2 ( Revolving Credit + Term Loan )

Mark based-Rate or in Deutsche Marks, the Indebtedness outstanding shall immediately be converted in the manner set forth under
Section 4.5 hereof. For purposes of this Section, a change in law, rule, regulation, interpretation or administration shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation or administration presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation or administration.

     5.5 Increased Cost of Deutsche Marks. If the adoption after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

            (a) shall subject any of the Banks (or any of their respective Eurocurrency Lending Offices) to any tax, duty or other charge with respect to the Indebtedness hereunder, or any portion thereof, or shall change the basis of taxation of payments to any of the Banks (or any of their respective Eurocurrency Lending Offices) of the principal of or interest on the Indebtedness hereunder, or any portion thereof, or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Banks or any of their respective Eurocurrency Lending Offices imposed by the jurisdiction in which such Bank's principal executive office or Eurocurrency Lending Office is located); or

            (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Banks (or any of their respective Eurocurrency Lending Offices) or shall impose on any of the Banks (or any of their respective Eurocurrency Lending Offices) or the foreign exchange and interbank markets any other condition affecting the Indebtedness hereunder, or any portion thereof;

and the result of any of the foregoing is to increase the costs to any of the Banks of maintaining any part of the Indebtedness hereunder at the Deutsche Mark-based Rate or in Deutsche Marks or to reduce the amount of any sum received or receivable by any of the Banks under this Agreement, then such Bank shall promptly notify Agent (or in the case of a Bid Advance, shall notify Company directly, with a copy of such notice to Agent), and Agent (or such Bank, as aforesaid) shall promptly notify Company of such fact and demand compensation therefor and, within fifteen (15) days after

       41  --Exibit 10.2 ( Revolving Credit + Term Loan )

such notice by Agent, Company agrees to pay to such Bank such additional amount or amounts as will compensate such Bank or Banks for such increased cost or reduction. Agent will promptly notify Company of any event of which it has knowledge which will entitle Banks to compensation pursuant to this Section, or which will cause the Company to incur additional liability under Section 6.1(e) hereof, provided that Agent shall incur no liability whatsoever to the Banks or Company in the event it fails to do so. A certificate of Agent (or such Bank, if applicable) setting forth the basis for determining such additional amount or amounts necessary to compensate such Bank or Banks shall be conclusively presumed to be correct save for manifest error. For purposes of this Section, a change in law, rule, regulation, interpretation, administration, request or directive shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation, administration, request or directive presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation, administration, request or directive.

     5.6 Indemnity. The Company will indemnify Agent and each of the Banks against any loss or expense which may arise or be attributable to the Agent's and each Bank's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Indebtedness hereunder, or any portion thereof, (a) as a consequence of any failure by the Company to make any payment when due of any amount due hereunder, (b) due to any failure of the Company to specify an Interest Period or (c) due to any payment or prepayment of the Indebtedness or any portion thereof (unless the Prime-based rate is then in effect) on a date other than the last day of the Interest Period. Such loss or expense shall be calculated based upon the present value, as applicable, of payments due from the Company with respect to the deposits obtained by the Agent or any of the Banks in order to fund the Indebtedness or any portion thereof. The Agent's and each Bank's (as applicable) calculations of any such loss or expense shall be furnished to the Company and shall be conclusive, absent manifest error.

     5.7 Judgment Currency. The obligation of the Company to make payments of the principal of and interest on the Notes and any other amounts payable hereunder in the currency specified for such payment herein or in the Notes shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by each of the Banks of the full amount of such currency expressed to be payable herein or in the Notes. The Agent (or the applicable Bank, in the case of a Bid Advance) shall, using all amounts obtained or received from the Company pursuant to such tender or recovery in payment of principal of and interest on the Notes, promptly purchase the specified currency, as aforesaid, at the most favorable spot exchange rate determined by the Agent to be

       42  --Exibit 10.2 ( Revolving Credit + Term Loan )

available to it. The obligation of the Company to make payments in the specified currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering the amount, if any, by which such actual receipt shall fall short of the full amount of the currency expressed to be payable herein or in the Notes.

     5.8 Other Increased Costs. In the event that at any time after the date of this Agreement any change in law such as described in Section 5.5 hereof, shall, in the opinion of the Agent or any of the Banks (as certified to Agent in writing by such Bank) require that the Revolving Credit or any other Indebtedness or commitment under this Agreement or any of the other Loan Agreements be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by each of the Banks or any corporation controlling such Banks, as the case may be, the Agent shall notify the Company. The Company and the Agent shall thereafter negotiate in good faith an agreement to increase the Revolving Credit Commitment Fee or other fees payable to the Agent, for the benefit of the Banks under this Agreement, which in the opinion of the Agent, will adequately compensate the Banks for the costs associated with such change in law. If such increase is approved in writing by the Company within thirty (30) days from the date of the notice to the Company from the Agent, the Revolving Credit Commitment Fee or other fees (if applicable) payable by the Company under this Agreement shall, effective from the date of such agreement, include the amount of such agreed increase. If the Company and the Agent are unable to agree on such an increase within thirty (30) days from the date of the notice to the Company, the Company shall have the option, exercised by written notice to the Agent within forty-five (45) days from the date of the aforesaid notice to the Company from the Agent, to terminate the Revolving Credit or other commitments if applicable, in which event, all sums then outstanding to Banks and to Agent hereunder shall be due and payable in full. If (a) the Company and the Agent fail to agree on an increase in the Revolving Credit Commitment Fee or other fees (if applicable), or (b) the Company fails to give timely notice that it has elected to exercise its option to terminate the Revolving Credit or other commitments, if applicable, as set forth above, then the Revolving Credit and such other commitments hereunder shall automatically terminate as of the last day of the aforesaid forty-five (45) day period, in which event all sums then outstanding to Banks and to Agent hereunder shall be due and payable in full.

     5.9    Margin Adjustments. Adjustments to the Applicable
Margin, based on Schedule 5.9, shall be implemented as follows:

            (i)     Such margin adjustments shall be given
     prospective effect only, effective (A) as to all Prime-based
     Advances outstanding hereunder, immediately upon required date of delivery of the financial statements required to be

       43  --Exibit 10.2 ( Revolving Credit + Term Loan )

     delivered under Section 7.3(b) and 7.3(c) of the Vishay Loan Agreement establishing applicability of the appropriate adjustments, if any, or on the obtaining and/or any change in the Rating Level then in effect, as applicable and (B) as to each DM-based Advance outstanding hereunder, effective upon the expiration of the applicable Interest Period(s), if any, in effect on (x) the required date of delivery of the latest of such financial statements required to be delivered hereunder during such Interest Period(s) or (y) the date of the obtaining and/or any change in the Rating Level in effect hereunder, as applicable, in each case with no retroactivity or claw-back.

                (ii) With respect to DM-based Advances outstanding hereunder, an adjustment hereunder, after becoming effective, shall remain in effect only through the end of the applicable Interest Period(s) for such DM-based Advances if any;
     provided, however, that upon the delivery of quarterly financial statements demonstrating any change in the Leverage Ratio or the obtaining and/or change in the Rating Level then in effect, as aforesaid, or the occurrence of any other event which under the terms hereof causes such adjustment no longer to be applicable, then any such subsequent adjustment or no adjustment, as the case may be, shall be effective (and said pricing shall thereby be adjusted up or down, as applicable), with the commencement of each Interest Period following such change or event, all in accordance with the preceding subparagraph.

     5.10 HLT Determination. In the event at any time (whether before or after the funding of the Acquisition Loans) of an HLT Determination, the Agent, the Banks and the Company shall commence negotiations in good faith to agree upon whether and, if so, the extent to which fees, interest rates and/or margins hereunder should be increased so as to reflect such HLT Determination and to compensate the Banks and Agent for additional costs, expenses and/or fees which result from or are associated with any such HLT Determination, including without limitation any costs resulting from any requirement that additional capital be allocated to the Indebtedness, or any portion thereof. If Company and the Majority Banks agree that fees, interest rates and/or margins should be increased, and agree on the amount of such increase or increases, this Agreement may be amended to give effect to such increase or increases as provided in Section 13.11 hereof. If Company and Majority Banks fail to agree on whether and, if so, the extent to which fees, interest rates and/or margins hereunder should be increased within 60 days after notice to Company of an HLT Determination as herein provided, then (i) the Agent shall, if requested by the Majority Banks, by written notice to the Company terminate the commitments of the Banks to fund and/or maintain Advances of the Revolving Credit hereunder and under the Vishay Loan Agreement, and if still outstanding, any commitment to fund

       44  --Exibit 10.2 ( Revolving Credit + Term Loan )

Advances of the Acquisition Loans, and such commitments shall thereupon terminate, (ii) Company shall be obligated to repay all outstanding Indebtedness at the end of the Interest Period applicable thereto and (iii) the Company may, at its option, on at least ten Business Days' written notice to the Agent (which shall promptly notify the Banks thereof) prepay all Indebtedness outstanding hereunder and under the other Loan Agreements by paying the aggregate principal amount thereof, together, with all accrued interest thereon to the date of prepayment; provided that, if the Company prepays any fixed rate loans or Advances carried at the Absolute Rate or the Deutsche Mark-based Rate, or any comparable rate, pursuant to this Section 5.10, Company shall compensate the Banks for any resulting funding losses as provided in Section 5.1 hereof. Subject to compliance by Company with this Section 5.10, the Banks acknowledge that an HLT Determination shall not constitute a Default or an Event of Default hereunder.

     6.     PAYMENTS, RECOVERIES AND COLLECTIONS

     6.1    Payment Procedure.

            (a) All payments by Company of principal of, or interest on, the Revolving Credit Notes, the Term Notes, or of any fees or other amount due hereunder, shall be made without setoff or counterclaim on the date specified for payment under this Agreement and shall be made in Deutsche Marks in immediately available funds for the account of Agent's Eurocurrency Lending Office, at the Agent's Correspondent, for the ratable account of the Banks, not later than 11:00 a.m. (local time of the Agent's Correspondent); provided however that subsequent to any conversion of the Indebtedness hereunder from Deutsche Marks to Dollars pursuant to Section
     4.5 hereof, such payments shall be made not later than 11:00 a.m. (Detroit time) in Dollars in immediately available funds to Agent, for the ratable account of the Banks, at Agent's office located at 100 Renaissance Center, Detroit, Michigan 48243 until reconversion of the Indebtedness hereunder from Dollar to Deutsche Marks pursuant to Section 4.6 hereof. Upon receipt of each such payment, the Agent shall make prompt payment to each Bank, or such Bank's Eurocurrency Lending Office (as directed by such Bank), in like funds and currencies, of all amounts received by it for the account of such Bank.

            (b) Unless the Agent shall have been notified by the Company prior to the date on which any payment to be made by the Company is due that the Company does not intend to remit such payment, the Agent may, in its discretion, assume that the Company has remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If the Company has not in fact

       45  --Exibit 10.2 ( Revolving Credit + Term Loan )

     remitted such payment to the Agent, each Bank shall forthwith on demand repay to the Agent in the applicable currency the amount of such assumed payment made available to such Bank, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate per annum equal to Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees penalties, overdraft charges or other costs or expenses incurred by Agent) of carrying such amount, unless the Indebtedness has been converted to Dollars hereunder, in which case said rate shall be the federal funds rate (daily average), as the same may vary from time to time.

            (c) Whenever any payment of principal of, or interest on, the Indebtedness hereunder shall be due on a day which is not a Business Day the date of payment thereof shall be extended to the next succeeding Business Day, unless as a result thereof it would fall in the next calendar month, in which case it shall be shortened to the next preceding Business Day and, in the case of a payment of principal, interest thereon shall be payable for such extended or shortened time, if any, provided that if the Indebtedness hereunder is then being carried in Dollars, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

            (d) Except as otherwise provided in this Agreement or the other Loan Documents (and subject to the terms and conditions thereof), all payment by Company of principal of or interest on the Bid Notes shall be made to the applicable Bid Lender in Deutsche Marks (unless the Prime-based Rate is then in effect, in which case payments shall be made in Dollars) without setoff or counterclaim on the dates and other terms provided in such Notes.

            (e) All payments to be made by the Company under this Agreement or any of the Notes (including without limitation, payments under the Bid Notes) shall be made without set-off or counterclaim, as aforesaid, and without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member, unless Company is compelled by law to make payment subject to such tax. In such event the Company shall:

       46  --Exibit 10.2 ( Revolving Credit + Term Loan )

            (i) pay to the Agent for Agent's own account and/or for the account of the Banks (and in the case of Bid Advances, pay to the applicable Bank which funded such Advances) such additional amounts as may be necessary to ensure that the Agent and/or such Bank or Banks receive a net amount in Deutsche Marks or Dollars, as the case may be, equal to the full amount which would have been receivable had payment not been made subject to such tax; and

            (ii) remit such tax to the relevant taxing authorities according to applicable law, and send to the Agent or the applicable Bid Lender, as the case may be, such certificates or certified copy receipts as the Agent or such Bid Lender shall reasonably require as proof of the payment by the Company of any such taxes payable by the Company.

     As used herein, the terms "tax", "taxes" and "taxation" include all existing taxes, levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge together with interest thereon and fines and penalties with respect thereto which may be imposed by reason of any violation or default with respect to the law regarding such tax, assessed as a result of or in connection with the transactions in Deutsche Marks hereunder, or the payment and or receipt of funds in Deutsche Marks or the payment or delivery of funds into or out of any jurisdiction other than the United States (whether assessed against Company, Agent or any of the Banks).

     6.2 Application of Proceeds. Notwithstanding anything to the contrary in this Agreement, upon the occurrence and during the continuance an Event of Default, any offsets or voluntary payments by the Company, or others and any other sums received or collected in respect of the Indebtedness, shall be applied, first, to the Notes pro rata, based on the aggregate Indebtedness then outstanding thereunder (or in such other order and manner as determined by all of the Banks), next, to any other Indebtedness on a pro rata basis (as aforesaid), and then, if there is any excess, to the Company.

     6.3 Pro-rata Recovery. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, or interest on, any of the Revolving Credit Notes or Term Notes in excess of its pro rata share of payments then or thereafter obtained by all Banks upon principal of and interest on all such Notes, such Bank shall purchase from the other Banks such participations in the Revolving Credit Notes and Term Notes held by them as shall be necessary to

       47  --Exibit 10.2 ( Revolving Credit + Term Loan )

cause such purchasing Bank to share the excess payment or other recovery ratably in accordance with the Percentage with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     6.4 Deposits and Accounts. In addition to and not in limitation of any rights of any Bank or other holder of any Note under applicable law, each Bank and each other such holder shall, upon acceleration of the Indebtedness under the Notes and without notice or demand of any kind, have the right to appropriate and apply to the payment of the Notes owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of Company then or thereafter with such Bank or other holder; provided, however, that any such amount so applied by any Bank or other holder on any of the Notes owing to it shall be subject to the provisions of Section 6.3.

     7.     CONDITIONS.

     The obligations of Banks to make Advances pursuant to this Agreement are subject to the following conditions:

     7.1 Vishay Loan Agreement. All of the conditions required to be satisfied for the making of Advances under the Vishay Loan
Agreement (as defined therein) shall have been satisfied or waived in accordance with the terms and conditions thereof.

     7.2 Vishay's Certificate. The Agent shall have received, with a signed counterpart for each Bank, a certificate of a responsible senior officer of Vishay, dated the date hereof, stating that the conditions referred to (with respect to the Vishay Loan Agreement) in Section 7.1, hereof, have been fully satisfied.

     7.3 Payment of Agent's and Other Fees. Vishay or Company shall have paid to the Agent the Agent's Fees and all costs and expenses required hereunder.

     7.4 Other Documents and Instruments. The Agent shall have received, with a photocopy for each Bank, such other instruments and documents as the Majority Banks may reasonably request in connection with the making of Advances hereunder, and all such instruments and documents shall be satisfactory in form and substance to the Majority Banks.

     7.5 Continuing Conditions. The obligations of the Banks to make Advances hereunder shall be subject to the continuing conditions that all documents executed or submitted pursuant hereto shall be satisfactory in form and substance (consistent with the terms hereof) to Agent and its counsel and to each of the Banks and

       48  --Exibit 10.2 ( Revolving Credit + Term Loan )

their respective counsel; Agent and its counsel and each of the Banks and their respective counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as Agent or its counsel and each of the Banks and their respective counsel may reasonably request; and all other legal matters relating to the transactions contemplated by this Agreement (including, without limitation, matters arising from time to time as a result of changes occurring with respect to any statutory, regulatory or decisional law applicable hereto) shall be satisfactory to counsel to Agent and counsel to each of the Banks.

     8.     REPRESENTATIONS AND WARRANTIES

     Company ratifies, confirms and, by reference thereto (as fully as though such matters were expressly set forth herein), represents and warrants with respect to itself and its Subsidiaries those matters set forth in Sections 6.1, 6.3 through 6.8, inclusive, 6.10, 6.12, 6.14, 6.15 through 6.21, inclusive, of the Vishay Loan Agreement, and such representations and warranties shall be deemed to be continuing representations and warranties during the life of this Agreement.

     9.     AFFIRMATIVE COVENANTS

     Company covenants and agrees that so long as any of the Banks is committed to make any Advances under this Agreement and thereafter so long as any Indebtedness remains outstanding under this Agreement, it will, and as applicable, it will cause its Subsidiaries to, comply with the covenants set forth in Sections
7.1 through 7.3 and 7.9 through 7.15, inclusive, of the Vishay Loan Agreement as fully as though the obligations set forth therein were expressly set forth herein as the obligations of Company and its Subsidiaries. To the full extent set forth in Sections 7, 8 and 9 hereof, and elsewhere herein, the provisions of the Vishay Loan Agreement are incorporated herein by reference and shall remain in full force and effect for the benefit of Agent and the Banks, notwithstanding any amendment, supplement or termination of the Vishay Loan Agreement after the date hereof. Any amendments to the representations, warranties, covenants or other provisions of the Vishay Loan Agreement incorporated by reference herein which are contained in any future amendment or supplement thereto shall be deemed to run in favor of Agent and the Banks as additional rights and remedies, and not in derogation of the rights and remedies provided hereunder.

     10.    NEGATIVE COVENANTS

     Company covenants and agrees that so long as any Indebtedness or any commitment to make Advances under this Agreement remains outstanding, it will not, and it will not allow any of its Subsidiaries, without the prior written consent of Agent, to

       49  --Exibit 10.2 ( Revolving Credit + Term Loan )

violate any of the covenants set forth in Sections 8.1 through 8.12, inclusive, of the Vishay Loan Agreement as fully as though the obligations set forth therein were expressly set forth herein as the obligations of the Company and its Subsidiaries.

     11.    DEFAULTS

     11.1 Events of Default. Any of the following events is an "Event of Default":

            (a) non-payment of the principal or interest, when due, under any of the Notes issued hereunder in accordance with the terms thereof;

            (b) default in the payment of any money by Company under this Agreement, other than as set forth in subsection
     (a) above, or under any of the other Loan Documents, or by Vishay or any of the Permitted Borrowers under the Vishay Loan Agreement, or by Company under the Roederstein Loan Agreement, or by Vishay under the Target Company Loan Agreement or other documents or instruments executed in connection therewith (other than, in each case, as set forth therein), within three
     (3) days of the date the same is due and payable;

            (c) default in the observance or performance or any of the other conditions, covenants or agreements set forth in this Agreement (subject, in the case of any covenants incorporated by reference herein from the Vishay Loan Agreement, to any applicable grace periods provided thereunder) or any of the Loan Documents by any party thereto or the occurrence of any other default or Event of Default, as the case may be, hereunder or thereunder;

            (d) any representation or warranty made by Company herein (subject, in the case of any representations and warranties incorporated by reference herein from the Vishay Loan Agreement, to any applicable grace periods provided thereunder) or in any instrument submitted pursuant hereto or by any other party to the Loan Documents proves untrue in any material adverse respect when made or deemed made;

            (e) any provision of the Vishay Guaranty, the Domestic Guaranty or the Permitted Borrowers Guaranty shall at any time for any reason (other than in accordance with its terms or the terms of this Agreement) cease to be valid and binding and enforceable against Vishay or the Significant Subsidiaries, as applicable, or the validity, binding effect or enforceability thereof shall be contested by any Person, or Vishay or any of the Significant Subsidiaries shall deny that it has any or further liability or obligation under the Vishay Guaranty, the Domestic Guaranty or the Permitted Borrowers Guaranty, as applicable, or the Vishay Guaranty, the Domestic

       50  --Exibit 10.2 ( Revolving Credit + Term Loan )

     Guaranty or the Permitted Borrowers Guaranty shall be terminated, invalidated or set aside or in any way cease to give or provide to the Banks and the Agent the benefits purported to be created thereby;

            (f) default in the payment of any other obligation of Company or its Subsidiaries for borrowed money in excess of One Million Dollars ($1,000,000) (or the Alternative Currency equivalent thereof), individually, or in the aggregate, resulting in acceleration thereof prior to its expressed maturity;

            (g) the rendering of any judgment or judgments for the payment of money in excess of the sum of One Million Dollars ($1,000,000) (or the Alternative Currency equivalent thereof) in the aggregate against Company or any of its Subsidiaries and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days, except as covered by adequate insurance with a reputable carrier and an action is pending in which an active defense is being made with respect thereto;

            (h) if a creditors' committee shall have been appointed for the business of Company or any of its Subsidiaries; or if Company or any of its Subsidiaries shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party's financial statements) or otherwise sought protection or exercised any rights under other, similar laws in effect in any foreign jurisdiction; or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of Company or any of its Subsidiaries) and such appointment has not been dismissed or stayed within thirty (30) days from the date of appointment or if an order for relief or otherwise approving any petition for reorganization of Company or any of its Subsidiaries shall be entered and shall not be dismissed or stayed within thirty (30) days from the date of entry thereof.

       51  --Exibit 10.2 ( Revolving Credit + Term Loan )

     11.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (w) the Agent shall, if directed to do so by the Majority Bank, declare the Banks' commitments to lend hereunder immediately and automatically terminated; (x) the Agent shall, at the direction of the Majority Banks, declare the entire unpaid principal Indebtedness, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Company; (y) upon occurrence of any Event of Default specified in subsection 11.1(h), above, and notwithstanding the lack of any declaration by Agent under preceding clauses (w) or (x) the entire unpaid principal Indebtedness, including the Notes, shall become automatically due and payable unless such acceleration is delayed or waived by the Agent at the direction of the Banks; and (z) the Agent shall, if directed to do so by the Majority Banks or the Banks, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the Loan Documents or law.

     11.3 Rights Cumulative. No delay or failure of Agent and/or Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Banks under this Agreement are cumulative and not exclusive of any right or remedies which Banks would otherwise have.

     11.4 Waiver by Company of Certain Laws. To the extent permitted by applicable law, Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any marshalling, valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, and further hereby irrevocably agrees to waive the right to trial by jury with respect to any and all actions or proceedings in which Agent or the Banks (or any of them), on one hand, and the Company or any of the Permitted Borrowers, on the other hand, are parties, whether or not such actions or proceedings arise out of this Agreement or the Loan Documents, or otherwise. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

     11.5 Waiver of Defaults. No Event of Default shall be waived by the Banks except in a writing signed by an officer of the Agent in accordance with Section 13.11 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of the Banks' rights by Agent. No waiver of any Default or Event of Default shall extend to any other or further Default or Event of Default. No forbearance on the part of the Agent or any Bank in enforcing any of the Banks' rights shall constitute a waiver of any of their rights. Company expressly agrees that this Section may not

       52  --Exibit 10.2 ( Revolving Credit + Term Loan )

be waived or modified by the Banks or Agent by course of performance, estoppel or otherwise.

     11.6 Cross-Default. In addition to the other Events of Default specified herein, any failure to perform and discharge when due, after allowance for any applicable cure period, any of the obligations, covenants and agreements required to be performed under the provisions of any instruments evidencing or securing any other present and future borrowings of Company from the Banks (or from Agent) in renewal or extension of, or related to this Agreement or any of the other Loan Documents, shall be an Event of Default under the provisions of this Agreement entitling Agent, with the consent of the Majority Banks, (without notice or any cure period except as expressly provided herein or therein) to exercise any and all rights and remedies provided hereby. Any Event of Default under this Agreement or under any of the other Loan Documents shall also constitute a default under all other instruments securing this or any other present or future borrowings, or any agreements in relation thereto, entitling Agent and the Banks to exercise any and all rights and remedies provided therein.

     12.    AGENT

     12.1 Appointment of Agent. Each Bank and the holder of each Note appoints and authorizes Agent to act on behalf of such Bank or holder under the Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Bank agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent for all reasonable out-of-pocket expenses (including in-house and outside attorneys' fees) incurred by Agent hereunder or in connection herewith or with any Default or Event of Default or in enforcing the obligations of Company under this Agreement or the Loan Documents or any other instrument executed pursuant hereto, and for which Agent is not reimbursed by Company, pro rata according to such Bank's Percentage. Agent shall not be required to take any action under the Loan Documents, or to prosecute or defend any suit in respect of the Loan Documents, unless indemnified to its satisfaction by the Banks against loss, costs, liability and expense. If any indemnity furnished to Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

     12.2 Deposit Account with Agent. Company hereby authorizes Agent to charge its general deposit account, if any, maintained with Agent for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same becomes due and payable under the terms of this Agreement the Revolving Credit Notes or Term Notes, or any Bid Notes payable to Agent.

       53  --Exibit 10.2 ( Revolving Credit + Term Loan )

     12.3 Exculpatory Provisions. Agent agrees to exercise its rights and powers, and to perform its duties, as Agent hereunder and under the Loan Documents in accordance with its usual customs and practices in bank-agency transactions, but only upon and subject to the express terms and conditions of Section 12, hereof, (and no implied covenants or other obligations shall be read into this Agreement against the Agent); neither Agent nor any of its directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith, except for its or their own willful misconduct or gross negligence, nor be responsible to any Bank for any recitals or warranties herein or therein made by any other Person, nor for the effectiveness, enforceability, validity or due execution (other than its own due execution and delivery) of this Agreement or any document executed pursuant hereto, or any security thereunder, nor to make any inquiry respecting the performance by Company or any of its Subsidiaries of its obligations hereunder or thereunder. Nor shall Agent have, or be deemed to have, a fiduciary relationship with any Bank by reason of this Agreement. Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper person.

     12.4 Successor Agents. Agent may resign as such at any time upon at least thirty (30) days prior notice to Company and all Banks. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, Majority Banks shall, by written instrument, appoint a successor Agent (satisfactory to such Majority Banks) which shall thereupon become Agent hereunder and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request. Such successor Agent shall succeed to all of the rights and obligations of the retiring Agent as if originally named. The retiring or removed Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the retiring or removed Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Agent, the retiring agent shall be discharged from its duties and obligations hereunder, except for its gross negligence or willful misconduct arising prior to its retirement hereunder, and the provisions of this Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     12.5 Loans by Agent. Agent shall have the same rights and powers with respect to the credit extended by it and the Notes held by it as any Bank and may exercise the same as if it were not Agent, and the term "Bank" and, when appropriate, "holder" shall include Agent in its individual capacity.

       54  --Exibit 10.2 ( Revolving Credit + Term Loan )

     12.6 Credit Decisions. Each Bank acknowledges that it has, independently of Agent and each other Bank and based on financial statements and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Bank also acknowledges that it will, independently of Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

     12.7 Notices by Agent. Agent shall give prompt notice to each Bank of its receipt of each notice or request required or permitted to be given to Agent by Company pursuant to the terms of this Agreement and shall promptly distribute to the Banks and reports required from the Company or its Subsidiaries under the terms hereof received by Agent, in its capacity as Agent.

     12.8 Agent's Fees. Commencing on September 30, 1994, and on each succeeding anniversary date thereof until the Indebtedness has been repaid, the Company shall cause Vishay to pay to Agent, in Dollars, an annual agency fee set forth (or to be set forth from time to time) in a letter agreement between Vishay and Agent. The Agent's Fees described in this Section are not refundable under any circumstances.

     12.9 Nature of Agency. The appointment of Agent as agent is for the convenience of Banks and Company in making advances of the Revolving Credit or the Term Loan and other Indebtedness hereunder, and collecting fees and principal and interest on the Indebtedness hereunder. No Bank is purchasing any Indebtedness from Agent and this Agreement is not intended to be a purchase or participation agreement.

     12.10 Actions; Confirmation of Agent's Authority to Act in Event of Default. Subject to the terms of this Agreement and to the direction of the Majority Banks, Agent is hereby expressly authorized to act in all litigation and in all other respects as the representative of the Banks where Agent considers it to be necessary or desirable in order to carry out the purposes of this Agreement or the Loan Documents. Without necessarily accepting service of process or designating Agent to do so in its stead, each Bank hereby agrees with each other Bank and with Agent, without intending to confer or conferring any rights on any other party,
(i) that it shall be bound by any litigation brought by or against Agent by the Company, any Subsidiary or any other party in connection with the Indebtedness hereunder or any other rights, duties or obligations arising hereunder or under this Agreement or the Loan Documents and (ii) that it now irrevocably waives the defense of procedural impediment or failure to name or join such Bank as an indispensable party; provided however that each Bank

       55  --Exibit 10.2 ( Revolving Credit + Term Loan )

reserves the right, subject to applicable law, to intervene or otherwise appear in such litigation, and to retain its own counsel in connection therewith. In conducting such litigation hereunder on behalf of the Banks, Agent shall, subject to the terms hereof, accept the direction of the Majority Banks or all of the Banks, as the case may be, and shall at all times be indemnified by the Banks as provided in Sections 12.1 and 12.12 hereof. Agent shall undertake to give each Bank prompt notice of any litigation commenced against Agent and/or the Banks with respect to this Agreement, the Loan Agreement or the other Loan Documents or any matter referred to herein or therein.

     12.11 Authority of Agent to Enforce Notes and This Agreement. Each Bank, subject to the terms and conditions of this Agreement including without limitation Sections 12.10, 12.14 and 12.15 hereof, authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of the Notes and to file such proofs of debt or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to the Company or any of its Subsidiaries, or its creditors or affecting its properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the Loan Documents.

     12.12 Indemnification. The Banks agree to indemnify the Agent in its capacity as such, to the extent not reimbursed by the Company, pro rata according to their respective Percentages, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted to be taken or suffered in good faith by the Agent hereunder, provided that no Bank shall be liable for any portion of any of the foregoing items resulting from the gross negligence or willful misconduct of the Agent or any of its officers, employees, directors or agents.

     12.13 Knowledge of Default. It is expressly understood and agreed that the Agent shall be entitled to assume that no default or Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have actual (rather than constructive) knowledge of such occurrence or shall have been notified in writing by a Bank that such Bank considers that a default or an Event of Default has occurred and is continuing, and specifying the nature thereof. Upon obtaining actual knowledge of any default or Event of Default as described above, the Agent shall promptly, but in any event within three (3) Business Days after obtaining knowledge thereof, notify each Bank of such default or

       56  --Exibit 10.2 ( Revolving Credit + Term Loan )

Event of Default and the action, if any, the Agent proposes be taken with respect thereto.

     12.14 Agent's Authorization; Action by Banks. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action on behalf of the Banks (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required (but only to the extent otherwise required hereunder) to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Banks or the Banks, as applicable hereunder. Action that may be taken by Majority Banks or all of the Banks, as the case may be (as provided for hereunder) may be taken (i) pursuant to a vote at a meeting (which may be held by telephone conference call) as to which all of the Banks have been given reasonable advance notice, or (ii) pursuant to the written consent of the requisite Percentages of the Banks as required hereunder, provided that all of the Banks are given reasonable advance notice of the requests for such consent.

     12.15 Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall direct. Except as otherwise expressly provided in any of the Loan Documents, Agent will not (and will not be obligated to) take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents in violation or contravention of any express direction or instruction of the Majority Banks or all of the Banks, as the case may be (as provided for hereunder). Agent may refuse (and will not be obligated) to take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents in the absence of the express written direction and instruction of the Majority Banks or all of the Banks, as the case may be (as provided for hereunder). In the event Agent fails, within a commercially reasonable time, to take such action, assert such rights, or pursue such remedies as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall direct in conformity with this Agreement, the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall have the right to take such action, to assert such rights, or pursue such remedies on behalf of all of the Banks unless the terms hereof otherwise require the consent of all the Banks to the taking of such actions (in which event all of the Banks must join in such action). Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Bank (other than the Agent, acting in its

       57  --Exibit 10.2 ( Revolving Credit + Term Loan )

capacity as Agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents.

     12.16 Co-Agents and Lead Managers. NationsBank has been designated by the Company as "Co-Agent" and BHF and Signet have been designated by the Company as "Lead Managers" under this Agreement. Other than its rights and remedies as a Bank hereunder, each such Co-Agent and Lead Manager shall have no administrative, collateral or other rights or responsibilities, provided, however, that each such Co-Agent and Lead Manager shall be entitled to the benefits afforded to Agent under Sections 12.5 and 12.6 hereof.

     13.    MISCELLANEOUS

     13.1 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with generally accepted accounting principles consistently applied.

     13.2 Consent to Jurisdiction. Company hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or Michigan state court sitting in Detroit in any action or proceeding arising out of or relating to this Agreement or any of the Loan Documents and Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan state court. Company irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the state of Michigan by the delivery of copies of such process to Company at its address specified on the signature page hereto or by certified mail directed to such address. Nothing in this Section shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent (or any of them) to bring any such action or proceeding against the Company or any of its or their property in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     13.3 Law of Michigan. This Agreement, and the other Loan Documents have been delivered at Detroit, Michigan, U.S.A., and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan, except as and to the extent expressed to the contrary in any of the Loan Documents. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without

       58  --Exibit 10.2 ( Revolving Credit + Term Loan )

invalidating the remainder of such provision or the remaining provisions of this Agreement.

     13.4 Interest. In the event the obligation of the Company to pay interest on the principal balance of the Notes is or becomes in excess of the maximum interest rate which the Company is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable with respect to such Bank's Percentage shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

     13.5 Closing Costs; Other Costs and Expenses. Company shall pay or reimburse Agent for payment of, on demand (a) all closing costs and expenses, including, by way of description and not limitation, house and outside attorney fees and advances, appraisal and accounting fees, title and lien search fees, and required travel costs, incurred by Agent in connection with the commitment, consummation and closing of the loans contemplated hereby, or in connection with any refinancing or restructuring of the loans or advances provided under this Agreement or the other Loan Documents, or any amendment thereof requested by Company; and (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement and the Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees. Furthermore, all reasonable costs and expenses, including without limitation attorney fees, and costs and expenses to Environmental Auditors retained by Agent hereunder, incurred by Agent in revising, preserving, protecting, exercising or enforcing any of its or any of the Banks' rights against Company, or otherwise incurred by Agent and the Banks (using a single law firm retained by Agent, with the approval of the Majority Banks) in connection with any Event of Default or the enforcement of the loans (whether incurred through negotiations, legal proceedings or otherwise), including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Agent or any Bank which would not have been asserted were it not for Agent's or such Bank's relationship with Company hereunder or otherwise, shall also be paid by Company. All of said amounts required to be paid by Company hereunder and not paid forthwith upon demand, as aforesaid, shall bear interest, from the date incurred to the date payment is received by Agent, at the Prime-based Rate, plus three percent (3%).

     13.6 Notices. Except as otherwise provided herein, all notices or demand hereunder to the parties hereto shall be sufficient if made in writing and delivered by messenger or deposited in the mail, postage prepaid, certified mail, and

       59  --Exibit 10.2 ( Revolving Credit + Term Loan )

addressed to the parties as set forth on the signature pages of this Agreement.

     13.7 Further Action. Company, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may be required to carry out the intent and purpose of this Agreement, and to provide for the Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

     13.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Company and the Banks and their respective successors and assigns. The foregoing shall not authorize any assignment by Company of its rights or duties hereunder, and no such assignment shall be made (or effective) without the prior written approval of the Banks. Nor may any Bank sell, assign, transfer, grant participations in, or otherwise dispose of all or any portion of their respective Notes, or of its right, title and interest therein or thereto or in or to this Agreement, except in accordance with and subject to the requirements set forth in Section 13.8 of the Vishay Loan Agreement.

     13.9 Indulgence. No delay or failure of Agent and the Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege. The rights of Agent and the Banks hereunder are cumulative and are not exclusive of any rights or remedies which Agent and the Banks would otherwise have.

     13.10 Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

     13.11 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any Loan Document, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase any commitment of the Banks hereunder or subject the Banks to any additional obligations, (b) reduce or forgive the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or

       60  --Exibit 10.2 ( Revolving Credit + Term Loan )

any fees or other amounts payable hereunder, (d) waive any Event of Default specified in Sections 11.1(a) or (b) hereof (provided that if, at the relevant time, only Bid Advances are outstanding hereunder or under the Vishay Loan Agreement, the prior written approval of all Banks shall be required to waive, whether by consent, waiver or amendment, any Event of Default under this Agreement), (e) release or defer the granting or perfecting of a lien or security interest in any collateral or release any guaranty or similar undertaking provided by any Person, except in each case as shall be otherwise expressly provided in this Agreement or any Loan Document, (f) take any action which requires the signing of all Banks pursuant to the terms of this Agreement or any Loan Document, (g) change the definition of "Majority Banks" or "Interest Periods" (h) change the aggregate unpaid principal amount of the Notes which shall be required for the Banks or any of them to take any action under this Agreement or any Loan Document, (i) except for conversions from Deutsche Marks to Dollars under Section
4.5 hereof or reconversions from Dollars to Deutsche Marks under
Section 4.6 hereof, as the case may be, change the currency in which any Indebtedness hereunder is denominated or (j) change this
Section 13.11, and provided further, however, that no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to all the Banks, affect the rights or duties of the Agent under this Agreement or any Loan Document.

     13.12 Taxes and Fees. Should any tax (other than a tax based upon the net income of any Bank), recording or filing fee become payable in respect of this Agreement or any of the Loan Documents' or any amendment, modification or supplement hereof or thereof, the Company agrees to pay the same together with any interest or penalties thereon and agrees to hold the Agent and the Banks harmless with respect thereto.

     13.13 Confidentiality. Each Bank agrees that it will not disclose without the prior consent of the Company, (other than to its employees, to another Bank or to its auditors or counsel) any confidential information with respect to the Company or any of its Subsidiaries which is furnished pursuant to this Agreement or any of the Loan Documents; provided that any Bank may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by such Bank from any third party under no duty of confidentiality to the Company, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Bank, including the Board of Governors of the Federal Reserve System of the United States or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any

       61  --Exibit 10.2 ( Revolving Credit + Term Loan )

permitted transferror or assignee or any approved participant of, or with respect to, the Notes, as aforesaid.

     13.14 Withholding Taxes. If any Bank is not incorporated under the laws of the United States or a state thereof, such Bank shall promptly deliver to the Agent two executed copies of (i) Internal Revenue Service Form 1001 specifying the applicable tax treaty between the United States and the jurisdiction of such Bank's domicile which provides for the exemption from withholding on interest payments to such Bank, (ii) Internal Revenue Service Form 4224 evidencing that the income to be received by such Bank hereunder is effectively connected with the conduct of a trade or business in the United States or (iii) other evidence satisfactory to the Agent that such Bank is exempt from United States income tax withholding with respect to such income. Such Bank shall amend or supplement any such form or evidence as required to insure that it is accurate, complete and non-misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Bank hereunder were subject to United States income tax withholding when made, such Bank shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent. In addition, from time to time upon the reasonable request and at the sole expense of the Company, each Bank and the Agent shall (to the extent it is able to do so based upon applicable facts and circumstances), complete and provide the Company with such forms, certificates or other documents as may be reasonably necessary to allow the Company to make any payment under this Agreement or the other Loan Documents without any withholding for or on the account of any tax under Section 6.1(e) hereof (or with such withholding at a reduced rate), provided that the execution and delivery of such forms, certificates or other documents does not adversely affect or otherwise restrict the right and benefits (including without limitation economic benefits) available to such Bank or the Agent, as the case may be, under this Agreement or any of the other Loan Documents, or under or in connection with any transactions not related to the transactions contemplated hereby.

     13.15 Effective Upon Execution. This Agreement shall become effective upon the execution hereof by Banks, Agent, and Company and shall remain effective until the Indebtedness has been repaid and discharged in full and no commitment to make Advances hereunder or under the Vishay Loan Agreement, the Roederstein Loan Agreement or the Target Company Loan Agreement remains outstanding.

     13.16 Severability. In case any one or more of the obligations of the Company under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company shall not in any way be affected or impaired thereby, and such

       62  --Exibit 10.2 ( Revolving Credit + Term Loan )

invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

     13.17 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof.

     13.18 Construction of Certain Provisions. If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

     13.19 Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

     13.20 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Company or any party to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of the Company, any such party in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Company set forth in Section 5.6 hereof (together with any other indemnities of the Company contained elsewhere in this Agreement or in any of the Loan Documents) and of Banks set forth in Section 13.13 hereof shall survive the repayment in full of the Indebtedness and the termination of any commitments to make Advances hereunder.

     13.21 Complete Agreement. This Agreement, the Notes, the other Loan Documents and any agreements, certificates, or other documents given to evidence or secure the Indebtedness and the Commitment Letter, contain the entire agreement of the parties hereto (provided that in the event of any inconsistency between this Agreement and the other Loan Documents, on one hand, and the Commitment Letter on the other hand, this Agreement and other Loan Documents shall control), and none of the parties shall be bound by anything not expressed in writing.

       63  --Exibit 10.2 ( Revolving Credit + Term Loan )

     WITNESS the due execution hereof as of the day and year first above written.

COMPANY:                         AGENT:

VISHAY BETEILIGUNGS GmbH         COMERICA BANK, As Agent



By:                              By:
   ----------------------------     -----------------------------
Its: Attorney-in-Fact            Its:  Vice President
63 Lincoln Highway               Comerica Bank Building
Malvern, Pennsylvania 19355      One Detroit Center
                                 500 Woodward Avenue
                                 Detroit, Michigan 48275
                                 Attention: National Division

       64  --Exibit 10.2 ( Revolving Credit + Term Loan )

                                 BANKS:

                                 COMERICA BANK



                                 By:
                                    -----------------------------
                                 Its:
                                     ----------------------------
                                 Comerica Bank Building
                                 One Detroit Center
                                 500 Woodward Avenue
                                 Detroit, Michigan 48275
                                 Attention: National Division
                                 Telex: 235808
                                 Fax No.: (313) 222-3330



                                 NATIONSBANK OF NORTH
                                   CAROLINA, N.A.



                                 By:
                                    -----------------------------
                                 Its:
                                     ----------------------------
                                 NationsBank Corporate Center
                                 100 North Tryon Street
                                 NC 1007-08-04
                                 Charlotte, NC 28255-0086
                                 Attn: Mr. M. Gregory Seaton
                                 Telex: 669959
                                 Fax No.: (704) 386-3271



                                 BERLINER HANDELS-UND FRANKFURTER
                                  BANK KGaA



                                 By:
                                    -----------------------------
                                 Its:
                                     ----------------------------
                                 Bockenheimer Landstr. 10
                                 60323 Frankfurt/Main 1
                                 Germany
                                 Attn: Mr. Hans-Jurgen Scholz
                                 Telex: 411 026
                                 Fax No.: 4969/718-3011

       65  --Exibit 10.2 ( Revolving Credit + Term Loan )

                                 BANK HAPOALIM, B.M.



                                 By:
                                    -----------------------------
                                 Its:
                                     ----------------------------
                                 3 Penn Center Plaza
                                 Philadelphia, Pennsylvania 19102
                                 Attn: Mr. Andrew Niesen
                                 Telex: 902022
                                 Fax No.: (215) 665-2217



                                 SIGNET BANK/MARYLAND



                                 By:
                                    -----------------------------
                                 Its:
                                     ----------------------------
                                 7 St. Paul Street
                                 Baltimore, Maryland 21202
                                 Attn: Ms. Janice E. Godwin
                                 Telex: 87638
                                 Fax No.: (301) 625-6365



                                 CORESTATES BANK, N.A.,
                                 formerly known as and continuing
                                 to do business under the name of
                                 THE PHILADELPHIA NATIONAL BANK



                                 By:
                                    -----------------------------
                                 Its:
                                     ----------------------------
                                 1345 Chestnut Street
                                 F.C. 1-8-3-14
                                 Philadelphia, Pennsylvania 19107
                                 Attn: Mr. James A. Bennett
                                 Telex: 845400
                                 Fax No.: (215) 973-7820

       66  --Exibit 10.2 ( Revolving Credit + Term Loan )

                                 BANK LEUMI le-ISRAEL, B.M.



                                 By:
                                    -----------------------------
                                 Its:
                                     ----------------------------
                                 1511 Walnut Street
                                 Philadelphia, Pennsylvania 19102
                                 Attn: Mr. Joseph A. McBride
                                 Telex: 173090
                                 Fax No.: (215) 563-8688



                                 MERIDIAN BANK



                                 By:
                                    -----------------------------
                                 Its:
                                     ----------------------------
                                 1650 Market Street
                                 Suite 3600
                                 Philadelphia, Pennsylvania 19103
                                 Attn: Mr. John M. Fessick
                                 Telex: 173003
                                 Fax No.: (215) 854-3774



                                 ABN AMRO BANK N.V. NEW YORK BRANCH



                                 By:
                                    -----------------------------
                                 Its:
                                     ----------------------------
                                 and

                                 By:
                                    -----------------------------
                                 Its:
                                     ----------------------------
                                 500 Park Avenue
                                 Second Floor
                                 New York, New York 10022
                                 Attn: Mr. James B. Sieger
                                 Telex: 423721
                                 Fax No.: (212) 759-4792

       67  --Exibit 10.2 ( Revolving Credit + Term Loan )

                                 CREDIT LYONNAIS NEW YORK BRANCH


                                 By:
                                    -----------------------------
                                 Its:
                                     ----------------------------
                                 1301 Avenue of the Americas
                                 New York, New York 10019
                                 Attn: Mr. Steve Levi
                                 Telex:
                                       --------------------------
                                 Fax No.: (212) 459-3179



                                 CREDIT SUISSE


                                 By:
                                    -----------------------------
                                 Its:
                                     ----------------------------
                                 And By:
                                        -------------------------
                                 Its:
                                     ____________________________
                                 12 East 49th Street
                                 New York, New York 10017
                                 Attn: Ms. Eileen O'Connel Fox
                                 Telex: 420149
                                 Fax No.: (212) 238-5389

       68  --Exibit 10.2 ( Revolving Credit + Term Loan )


                                    SCHEDULE 1.14  (DM LOAN AGREEMENT)

                             Pricing Matrix (Determination of Pricing Levels)

- -----------------------------------------------------------------------------------------------------

                        Applicable Margin           Applicable Margin      Applicable Fee
                        for Advances for the        for Advances           Percentage For
                        Revolving Credit            of the Term Loan
- -----------------------------------------------------------------------------------------------------
                   Prime-based Deutsche Mark-  Prime-based Deutsche Mark-  Revolving Credit
                   Rate        based Rate      Rate        based Rate      Facility Fee
- -----------------------------------------------------------------------------------------------------
If Leverage Ratio
is less than or
equal to 1.5:1.0
OR
If Rating Level 1
is in effect       0.00%       .375%           0.00%       .625%           .125%

- -----------------------------------------------------------------------------------------------------

If Leverage Ratio
is greater than
1.5:1.0, but less
than or equal to
2.0:1.0
OR
If Rating Level 2
is in effect       0.00%       .4875%          0.00%       .75%            .1375%

- -----------------------------------------------------------------------------------------------------

If Leverage Ratio
is greater than
2.0:1.0, but less
than or equal to
3.9:1.0
OR
If Rating Level 3
is in effect       0.00%       .5625%          0.00%       .875%           .1875%

- -----------------------------------------------------------------------------------------------------

If Leverage Ratio
is greater than
3.9:1.0
OR
If Rating Level 4
is in effect       .125%       .6375%          .125%       1.125%          .3125%
- -----------------------------------------------------------------------------------------------------

       69  --Exibit 10.2 ( Revolving Credit + Term Loan )

                            EXHIBIT "A"

                         REQUEST FOR ADVANCE


     The undersigned authorized officer of Vishay Beteiligungs GmbH (formerly Draloric Electronic GmbH) ("Company") in accordance with
Section 2.3 of the Amended and Restated Draloric/VBG DM 40,000,000 Revolving Credit and DM 9,506,000 Term Loan Agreement dated as of
July    , 1994, among Company, certain Banks  and  Comerica  Bank,  as
Agent for the Banks (the "Agreement"), hereby requests Comerica Bank, in its capacity as Agent under the Agreement to make a Deutsche Mark-based Rate Advance to the undersigned on_______________, 19-,/1 in the amount of DM _____________________________________/2 under the Revolving Credit Notes ("Notes") dated July __, 1994 made by the undersigned to said Banks.

     The Interest Period for the requested Advance shall be __________ ______________________./3

B.   Application of Proceeds

     1. The proceeds of this Advance shall be applied first to convert/renew/4 the following outstanding Advances:







- ---------------
    1/ Insert date at least four (4) Business Days after the date of Request and, if Request involves the conversion or renewal of any outstanding Deutsche Mark-based Rate Advance, date must be the Business Day subsequent to last day of applicable Interest Period.

    2/ Insert amount, in Deutsche Marks, of Requested Advance. This amount, plus the amount of any other outstanding Indebtedness under the Agreement to be then combined therewith having the same
Interest Period, if any, shall be at least DM 1,000,000 and at any one time the Company shall not have more than 1 Interest Period in effect with respect to the Notes.

    3/ Insert, as applicable, "1 month", "2 months", "3 months" or "6 months."

    4/ Strike inapplicable term to indicate whether a conversion or renewal.

       70  --Exibit 10.2 ( Revolving Credit + Term Loan )

             Type       Last Day                    Current
              of      of Interest    Principal      Dollar
            Advance     Period      outstanding   Equivalent/5






    2.   The balance of the proceeds of the Advance, being______
_________________Deutsche Marks (DM_____________________),/6 shall be deposited in the undersigned's account number ___________, with _________, _________, _________./7


C.  Advance Availability

    The amount inserted at B.2 above shall not exceed the amount calculated in Line C.l(iv) below, as follows:

         1. (i) Maximum principal amount available under
                all Revolving Credit Notes (DM
                40,000,000) less any reductions in
                Revolving Credit Maximum Amount pursuant
                to Section 2.9............................. $
                                                             --------
           (ii) Aggregate amount of principal outstanding
                under all Revolving Credit Notes........... $
                                                             --------
          (iii) Aggregate principal amount of Bid
                Advances then outstanding.................. $
                                                             --------
           (iv) Line C.1(i) minus Line C.l(ii) minus Line
                C.l(iii)................................... $
                                                             --------

D.  Request Irrevocable

    Upon Agent's receipt of this Request For Advance, this
    Request For Advance shall be irrevocable.





     5/ Applicable to reconversions from Prime-based Rate. To be determined by Agent.

     6/ Amount inserted here may not exceed amount determined on Line C.l(iv) below.

     7/ Insert account  number,  bank  name  and  bank  address.

       71  --Exibit 10.2 ( Revolving Credit + Term Loan )

E.  Certification

    The undersigned hereby certifies that:

    (1) both before and after the Advance, the obligations of the Company, its Subsidiaries and the Permitted Borrowers set forth in the Agreement and any of the Loan Documents to which such Persons are parties are and shall be valid, binding and enforceable obligations of the Company and its Subsidiaries, as the case may be;

    (2) all conditions to Advances of the Revolving Credit have been satisfied, and shall remain satisfied to the date of Advance;

    (3) there is no Event of Default in existence, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default, and none will exist upon the making of the Advance;

    (4) the representations and warranties contained in the Agreement and the Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of the Advance; and

    (5) the execution of this Request for Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of Company or any of its Subsidiaries.


F.  Defined Terms

    Capitalized terms used herein, unless specifically defined to the contrary herein, have the meanings given them in the Agreement.

Dated this ____ day of _________________, 1994.



                                     VISHAY BETEILIGUNGS GmbH


                                     By:
                                        ___________________________
                                     Its:
                                         __________________________

(This form of Request for Advance (including footnotes) is subject in all respects to the terms and conditions of the Agreement which shall govern in the event of any inconsistencies or omissions.)

       72  --Exibit 10.2 ( Revolving Credit + Term Loan )


                            EXHIBIT "B"

                        REVOLVING CREDIT NOTE


$                                                July ____,   1994

     On or before the Revolving Credit Maturity Date, FOR VALUE RECEIVED, Vishay Beteiligungs GmbH, a German corporation ("Company") promises to pay to the order of ( insert bank ) ("Bank") at Detroit, Michigan, care of Agent, for the account of Bank's Eurocurrency Lending Office, at the office of Agent's Correspondent, in Deutsche Marks if the Deutsche Mark-based Rate is then in effect, and at Agent's Detroit, Michigan office in Dollars if the Prime-based Rate is then in effect, the Indebtedness or so much of the sum of ________________________________________
________ Deutsche Marks (DM ______________) (or the Dollar
Amount equivalent thereof then outstanding if the Prime-based Rate is then applicable), as may from time to time have been advanced and then be outstanding hereunder pursuant to the Amended and Restated Draloric/VBG, DM 40,000,000 Revolving Credit and DM 9,506,000 Term Loan Agreement ("Agreement") dated as of July __, 1994, made by and among Company, certain banks, including the Bank, and Comerica Bank, as Agent for such banks, together with interest thereon as hereinafter set forth.

     Each of the Advances made hereunder shall bear interest at the Deutsche Mark-based Rate as elected by Company or determined under the Agreement, or the Prime-based Rate as determined under the Agreement.

     All accrued and unpaid interest on the Indebtedness outstanding under this Note from time to time shall be due and payable in full, in immediately available funds, (a) whenever the Deutsche Mark-based Rate shall be in effect, (i) on the last day of each Interest Period, and, (ii) if such Interest Period is longer than 3 months, at intervals of 3 months after the first day of the Interest Period, (b) whenever the Prime-based Rate shall be then in effect, on the last day of each quarter on a calendar year basis, and (c) on the date of any conversion or reconversion pursuant to Section 4.5 or 4.6 of the Agreement, until the Revolving Credit Maturity Date when the entire Indebtedness outstanding under this Note including all accrued interest, shall be due and payable in full.

     In the event and so long as any default or Event of Default shall exist under any Note or any Event of Default shall exist under the Agreement, interest shall be payable daily on the principal balance of the Indebtedness then outstanding hereunder
(a) if the Deutsche Mark-based Rate is then in effect, at a per annum rate equal to the Applicable Interest Rate, plus three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other times (i) at a per annum rate

       73  --Exibit 10.2 ( Revolving Credit + Term Loan )

calculated by the Agent, whose determination shall be conclusive absent manifest error, on a daily basis, equal to three percent (3%) above the interest rate per annum at which one (1) day (or, if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Agent may elect which shall in no event be longer than six (6) months) deposits in the relevant currency in the amount of such overdue payment due to the Agent are offered by the Agent's Eurocurrency Lending Office for the applicable period determined as provided above, or (ii) if at any such time such deposits are not offered by the Agent's Eurocurrency Lending Office, then at a rate per annum equal to three percent (3%) above the rate determined by the Agent to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance) of carrying the amount of the Indebtedness then outstanding, and (b) if the Prime-based Rate is then in effect, at a per annum rate equal to the Applicable Interest Rate plus three percent (3%).

     Interest accruing under this Note at the Deutsche Mark-based Rate shall be computed on the basis of a 360 day Year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto, to, but not including, the last day thereof. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate. Interest accruing under this Note shall be repaid in Deutsche Marks, unless the Prime-based Rate be then in effect, in which event said interest shall be repaid in Dollars.

     This Note is a note under which advances, repayments and readvances may be made from time to time, but only in accordance with, the terms and conditions of the Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made. Definitions and terms of the Agreement are hereby incorporated by reference herein.

     As additional security for this Note, Company grants Bank a lien an all property and assets including deposits and other credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

     This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

     Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any

       74  --Exibit 10.2 ( Revolving Credit + Term Loan )

holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

     Nothing herein shall limit any right granted Bank by any other instrument or by law.


                                       VISHAY BETEILIGUNGS GmbH


                                       By:
                                          _________________________
                                       Its:
                                           ________________________

       75  --Exibit 10.2 ( Revolving Credit + Term Loan )

                            EXHIBIT "C-1"



                   FORM OF BID BORROWING REQUEST



TO:  Comerica Bank ("Agent")



    Re:  Amended and Restated Draloric/VBG DM 40,000,000
         Revolving Credit and DM 9,506,000 Term Loan Agreement dated as of July ____, 1994 (the "Agreement"), among
         Vishay Beteiligungs GmbH (formerly Draloric Electronic
         GmbH) ("Company"), Agent and certain Banks

     Pursuant to Section 2.5(b) of the Agreement, the Company notifies you of a request for offers to make the Bid Advances specified herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

(1) The date of the proposed Bid Advance borrowing is 199_ (which day is at least five (5) Business Day from the date hereof in the case of an Absolute Rate Bid Advance and at least five (5) Business Days from the date hereof in the case of a DM Bid Advance).

(2) The aggregate amount of the proposed Bid Advance borrowing is DM ____________./1

(3)  The Bid offer requested is for ______________./2

(4) The Interest Period(s) for the Bid Advances comprising the proposed Bid Advance borrowing shall be ____________./3

    The undersigned hereby certifies that the following contents are true and correct on and as of the date hereof, and will be true and correct on the date of the proposed Bid Advance borrowing, before and after giving effect thereto:

          (a) the undersigned has complied and will be on the date of the proposed Bid Advance borrowing in compliance with all the

- --------------
     1/ Insert an amount which is a minimum amount of DM 10,000,000 or any multiple of DM 1,000,000 in excess thereof.

     2/ Insert "DM Bid Advances" or "Absolute Rate Bid Advances" or both.

     3/ No more than three Interest Periods may be requested in a single Bid Borrowing Request.

       76  --Exibit 10.2 ( Revolving Credit + Term Loan )

terms, covenants and conditions of the Agreement and the other
Loan Documents;

          (b) no Default or Event of Default exists or shall result from the proposed Bid Advance borrowing;

          (c) each and every representation and warranty contained in the Agreement is true and correct in all material respects with the same effect as if made on and as of the date of the proposdd Bid Advance borrowing; and

          (d) the aggregate amount of principal outstanding under all Advances of the Revolving Credit and Bid Advances does not exceed the Revolving Credit Maximum Amount.

                                       VISHAY BETEILIGUNGS GmbH

Dated:_______________________

                                       By: _________________________

                                       Its: ________________________

(This form of Bid Borrowing Request (including footnotes) is subject in all respects to the terms and conditions of the Agreement which shall govern in the event of any inconsistencies or omissions.)

       77  --Exibit 10.2 ( Revolving Credit + Term Loan )

                                EXHIBIT "C-2"

                            FORM OF BID OFFER


TO:  Comerica Bank ("Agent")


    Re:  Amended and Restated Draloric/VBG DM 40,000,000
         Revolving Credit and DM 9,506,000 Term Loan Agreement dated as of July ____, 1994 (the "Agreement"), among
         Vishay Beteiligungs GmbH (formerly Draloric Electronic
         GmbH) ("Company"), Agent and certain Banks


    In response to the Bid Borrowing Request of the Company dated________ 199__ and in accordance with Section 2.5(c) of the Agreement, the undersigned Bid Lender offers to make Bid Advances thereunder in the following principal amount(s) at the following interest rate(s) for the following Interest Period(s) (the terms defined in the Agreement being used herein as therein defined):


         INTEREST                PRINCIPAL           (DM Bid Margin)
          PERIOD                  AMOUNT*            (Absolute Rate)






     The date of the proposed Bid Advance borrowing is, 19__ (which day is at least four (4) Business Days from the date hereof).

     Acceptance of any bid contained herein is subject to compliance with the terms and conditions of the Agreement, including Section 2.5(d) thereof.







- --------------
     *Insert an amount which is a minimum amount of DM 3,000,000 or any multiple of DM 1,000,000 in excess thereof.

       78  --Exibit 10.2 ( Revolving Credit + Term Loan )

                                       (NAME OF BID LENDER)



                                        By:________________________
Dated:________________________
                                        Its:_______________________

(This form of Bid Offer is subject in all respects to the terms and conditions of the Agreement which shall govern in the event of any inconsistencies or omissions.)

       79  --Exibit 10.2 ( Revolving Credit + Term Loan )

                            EXHIBIT "C-3"

                    FORM OF BID ACKNOWLEDGMENT


    TO:  Comerica Bank

         Re:  Amended and Restated Draloric/VBG DM 40,000,000
              Revolving Credit and DM 9,506,000 Term Loan
              Agreement dated as of July ____, 1994 (the
              "Agreement"), among Vishay Beteiligungs GmbH
              (formerly Draloric Electronic GmbH) ("Company"), Agent and certain Banks


         Pursuant to Sections 2.5(d) and 2.5(e) of the Agreement, the undersigned hereby notifies you of its acceptance of the following offers made by the Bid Lenders in response to the Bid Borrowing Request submitted by the undersigned on ________, 199_ (the terms defined in the Agreement being used herein as therein defined):


                         Type of   DM Bid margin or    Principal
     Name of   Interest    Bid     Absolute Rate, as   Amount of
      Lender   Period    Advance*    applicable        Advances








         Date of proposed Bid Advance borrowing: _______________

         The undersigned hereby certifies that its acceptance of the offers listed above complies with and upon the funding of such Bid Advances shall comply with the terms of the Agreement, including, but not limited to, Section 2.5(d) thereof. The undersigned hereby







- ---------------
     *Specify whether it is a DN Bid Advance (and the DM Bid Margin) or an Absolute Rate Bid Advance (and the Absolute Bid Rate).

       80  --Exibit 10.2 ( Revolving Credit + Term Loan )

confirms and restates each of the statements certified by it in the Bid Borrowing Request relating to this Bid Acknowledgment.


                                       VISHAY BETEILIGUNGS GmbH

Dated:
      _____________________
                                       By:
                                          -------------------------
                                       Its:
                                           ------------------------

(This form of Bid Acknowledgment is subject in all respects to the terms and conditions of the Agreement which shall govern in the event of any inconsistencies or omissions.)

       81  --Exibit 10.2 ( Revolving Credit + Term Loan )

                                EXHIBIT "C-4"

                                  BID NOTE

DM 40,000,000                                          July ___, 1994


     On or before the Revolving Credit Maturity Date, subject to the terms hereof, FOR VALUE RECEIVED, Vishay Beteiligungs GmbH, a
German corporation ("Company") promises to pay to the order of (_
____insert bank______________) ("Bank") at ____________, ______________,
care of Bank, in Deutsche Marks, the Indebtedness or so much of the sum of Forty Million Deutsche Marks (DM 40,000,000), as may from time to time have been advanced and then be outstanding hereunder pursuant to the Amended and Restated Draloric/VBG, DM
40,000,000 Revolving Credit and DH 9,506,000 Term Loan Agreement dated as of July __, 1994 (the "Agreement"), made by and among the Company, certain banks, including the Bank, and Comerica Bank, a Michigan banking corporation, as Agent for such banks, together with interest thereon as hereinafter set forth.

     The unpaid principal indebtedness from time outstanding under this Note shall be due and payable on the last day of the Interest Period applicable thereto or as otherwise set forth in the Agreement, provided that no Bid Advance may mature or be payable on a day later than the Revolving Credit Maturity Date.

     Each of the Bid Advances made hereunder shall bear interest at the Absolute Rate or the Deutsche Mark-based Rate as elected by Company or as otherwise determined under the Agreement.

     Interest on each Absolute Rate Advance and each 1 month, 2 month and 3 month DM-based Advance shall be payable in Deutsche Marks on the last day of the Interest Period applicable thereto. Interest on each 6 month DM-based Advance outstanding from time to time shall be payable in Deutsche Marks, at intervals of 3 months after the first day of the applicable Interest Period and on the last day of the Interest Period applicable thereto. Interest accruing at the Absolute Rate or Deutsche Mark-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto, to, but not including, the last day thereof.

     In the event and so long as any default or Event of Default shall exist hereunder or under the Agreement, interest shall be payable daily on all Bid Advances from time to time outstanding hereunder at a per annum rate equal to the Applicable Interest
Rate plus three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other times, with respect to Absolute Rate Advances from time to time outstanding.
at a per annum rate equal to the Absolute Rate plus three percent
(3%), and with respect to DM-based Advances from time to time outstanding,
(i)at a per annum rate calculated by the applicable Bid Lender

       82  --Exibit 10.2 ( Revolving Credit + Term Loan )

having funded such Bid Advance, whose determination shall be conclusive absent manifest error, on a daily basis, equal to three percent (3%) above the interest rate per annum at which one (1) day deposits (or, if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the applicable Bid Lender may elect which shall in no event be longer than six (6) months) in Deutsche Marks in the amount of such overdue payment due to the applicable Bid Lender are off-ered by such Bid Lender's Eurocurrency Lending Office for the applicable period so determined, or (ii) if at any such time such deposits are not offered by such Bid Lender's Eurocurrency Lending Office, then at a rate per annum equal to three percent (3%) above the rate determined by the applicable Bid Lender to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance) of carrying the amount of such DM-based Advance.

     This Note is a note under which advances, repayments and readvances may be made from time to time, but only in accordance with, the terms and conditions of the Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made. Definitions and terms of the Agreement are hereby incorporated by reference herein.

     As additional security for this Note, Company grants Bank a lien on all property and assets including deposits and other credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

     This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

     Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

     Nothing herein shall limit any right granted Bank by any other instrument or by law.

                                       VISHAY BETEILIGUNGS GmbB

                                       By:
                                          -------------------------
                                       Its:
                                           ------------------------

       83  --Exibit 10.2 ( Revolving Credit + Term Loan )

                                EXHIBIT "D"


                                 TERM NOTE


DM                                                            July   , 1994
  -----------------------------


     On or before December 31, 1994 (the "Term Loan Maturity Date"), FOR VALUE RECEIVED, Vishay Beteiligungs GmbH, a German corporation ("Company") promises to pay to the order of (insert bank) ("Bank") at Detroit, Michigan, care of Agent, in Deutsche Marks, the sum of _______________ ________________________ Deutsche
Marks (DM__________), in quarterly principal installments of ____________________ Deutsche Marks (DM _________) each, commencing on September 30, 1994 and on the last day of each calendar quarter thereafter until December 31, 1994, when the entire principal balance hereunder and interest thereon as hereinafter set forth, shall be due and payable in full, all in accordance with that certain Amended and Restated Draloric/VBG DM 40,000,000 Revolving Credit and DM 9,506,000 Term Loan Agreement ("Agreement") dated as
of July   , 1994 by and among Company, certain banks, including the
Bank, and Comerica Bank, as Agent for such banks. Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Agreement. Notwithstanding the foregoing, in the event the Term Loan is converted to Dollars pursuant to the Agreement, this Note shall be payable in Dollars, as set forth therein, and the quarterly installments of principal specified above shall be due and payable in the Dollar Amount necessary to provide full amortization of outstanding principal over the remaining term of this Note.

     Each of the Advances made hereunder shall bear interest at the Deutsche Mark-based Rate, as determined under the Agreement, or, if applicable from time to time under the Agreement, the Prime-based
Rate.

     All accrued and unpaid interest on the Indebtedness outstanding under this Note from time to time shall be due and payable in full, in immediately available funds, (a) whenever the Deutsche Mark-based Rate shall be in effect, (i) on the last day of each Interest Period, and, (ii) if such Interest Period is longer than 3 months, at intervals of 3 months after the first day of the applicable Interest Period, and (b) whenever the Prime-based Rate shall be then in effect, on the last day of each quarter on a calendar year basis until December 31, 1994, when the entire Indebtedness outstanding under this Note including all accrued interest, shall be due and payable in full.

     In the event and so long as a default or Event of Default shall exist under this Note or under the Agreement, interest shall be payable daily on the principal balance then outstanding

       84  --Exibit 10.2 ( Revolving Credit + Term Loan )

hereunder (a) if the Deutsche Mark-based Rate is then in effect, at a per annum rate equal to the Applicable Interest Rate plus three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other times, (i) at a per annum rate calculated by the Agent, whose determination shall be conclusive absent manifest error, on a daily basis, equal to three percent (3%) above the interest rate per annum at which one (1) day deposits (or, if such amount due remains unpaid for more than three
(3) Business Days, then for such other period of time as the Agent may elect which shall in no event be longer than six (6) months) in the relevant currency in the amount of such overdue payment due to the Agent are offered by the Agent's Eurocurrency Lending Office for the applicable period determined as provided above, or (ii) if at any such time such deposits are not offered by the Agent's Eurocurrency Lending Office, then at a rate per annum equal to three percent (3%) above the rate determined by the Agent to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance) of carrying the amount of the Indebtedness then outstanding, and (b) if the Prime-based Rate is then in effect, at a per annum rate equal to the Prime-based Rate plus three percent (3%).

     Interest accruing under this Note at the Deutsche Mark-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto, to, but not including, the last day thereof. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the prime-based Rate on the date of such change in the Prime-based Rate. Interest accruing under this Note shall be repaid in Deutsche Marks, unless the prime-based Rate is applicable thereto, in which event said interest shall be repaid in Dollars.

     The amount and date of each Advance of the Term Loan, its Applicable Interest Rate and Interest Period, and the amount and date of any repayments shall be noted on Agent's records, which records will be conclusive evidence thereof, absent manifest error.

     This Note is a note under which prepayments may be made from time to time, but only in accordance with the terms and conditions of the Agreement.

     This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made. Definitions and terms of the Agreement are hereby incorporated herein.

     As additional security for this Note, Company grants Bank a lien on all property and assets including deposits and other

       85  --Exibit 10.2 ( Revolving Credit + Term Loan )

credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

     This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

     Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

     Nothing herein shall limit any right granted Bank by any other instrument or by law.

                                   VISHAY BETEILIGUNGS GmbH,
                                   a German corporation


                                   By:___________________________

                                        Its:_____________________

       86  --Exibit 10.2 ( Revolving Credit + Term Loan )

                                EXHIBIT "E"

                          TERM LOAN RATE REQUEST


To:  Comerica Bank ("Agent")


A.   Request

     The undersigned authorized officer of Vishay Beteiligungs GmbH ("Company") in accordance with Section 3.5 of the Amended and Restated Draloric/VBG DM 40,000,000 Revolving Credit and DM 9,506,000 Term Loan Agreement dated as of July ___, 1994, among Company, certain Banks and Comerica Bank, as Agent for the Banks (the "Agreement"), hereby requests the Agent under the Agreement to
refund or convert DM                of the Indebtedness evidenced
by the Term Notes with a __________ Advance on                ,
199 .

     The Interest Period for the requested Advance shall be____________
____________.


- ---------------
1/Insert amount of requested Advance. This amount, together with the amount of any other outstanding Indebtedness evidenced by the Term Notes to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall not be less than DM 5,000,000, unless the balance remaining outstanding on the Term Loan is less, in which case such lesser amount shall control, and at any time the Company shall not have more than 2 Interest Periods in effect with respect to the Term Loan.

2/Insert, as applicable, "Deutsche Mark-based" or "Prime-based."

3/Insert date at least four (4) Business Days after the date of Request, if Request is for DM-based Advance and, if Request involves the conversion or renewal of any outstanding DM-based Advance, date must be the Business Day subsequent to the last day of the applicalbe DM-based Interest Period.

4/For DM-based Advance insert, as applicable, "1 month", "2 months", "3 months" or "6 months."

       87  --Exibit 10.2 ( Revolving Credit + Term Loan )

B.   Application of Proceeds

     1. The proceeds of this Advance shall be applied first to refund/convert/5 the following outstanding Advances:




     Type of               Last Day of           Principal
     Advance            Interest Period         Outstanding






C.   Request Irrevocable

     Upon Agent's receipt of this Term Loan Rate Request, this Term Loan Rate Request shall be irrevocable.


D.   Maturity Date

     Company shall not be entitled to request any Advance with an Interest Period ending after the Term Loan Maturity Date.

E.   Defined Terms

     Capitalized terms used herein, unless specifically defined to the contrary herein, have the meanings given them in the Agreement.

Dated this      day of                 , 1994.


                                   VISHAY BETEILIGUNGS GmbH



                                   By:
                                      ___________________________
                                   Its:
                                       __________________________

(This form of Term Loan Rate Request (including footnotes) is subject in all respects to the terms and conditions of the Agreement which shall govern in the event of any inconsistencies or omissions.)


5/Strike inapplicable term to indicate whether a conversion or renewal.

       88  --Exibit 10.2 ( Revolving Credit + Term Loan )

                                EXHIBIT "F"


                        Percentages

      Comerica Bank                          15.42%

      NationsBank of North Carolina, N.A.    15.42%

      Berliner Handels-Und Frankfurter Bank  11.67%

      Signet Bank Maryland                   11.66%

      Bank Hapoalim, B.M.                     8.33%

      CoreStates Bank, N.A.                   8.33%

      ABN AMRO Bank N.V.                      8.33%

      Credit Lyonnais New York Branch         8.33%

      Bank Leumi le-Israel, B.M.              4.17%

      Credit Suisse                           4.17%

      Meridian Bank                           4.17%